Loan Agreement – SFR (Revised 6-1-2018)
Freddie Mac Loan Number:	505039591,505039605,505039613
Freddie Mac Deal Number:	180801

Borrower:	FYR SFR BORROWER, LLC, a Delaware limited liability company
Lender:	BERKADIA COMMERCIAL MORTGAGE LLC, a Delaware limited liability company
Effective Date:	August 8, 2018
Loan Amount:	$508,700,000.00

This Loan Agreement (“Loan Agreement”) is made by and between Borrower and Lender and is dated as of the Effective Date. Lender has agreed to make and Borrower has agreed to accept a loan for the Loan Amount (“Loan”) upon the terms and subject to the conditions in this Loan Agreement. The Loan will be evidenced by the Note and will bear interest and be paid in accordance with the payment terms set forth in the Note. Lender and Borrower each acknowledge the receipt and sufficiency of adequate consideration for the making and receiving of this Loan.

Table of Contents
Article I Key Terms	Article VII Transfers
Article II Security Agreement	Article VIII Events of Default and Remedies
Article III Personal Liability	Article IX Release; Indemnity
Article IV Reserve Funds and Requirements	Article X Miscellaneous Provisions
Article V Representations and Warranties	Article XI Defined Terms
Article VI Covenants

ARTICLE I – KEY TERMS.

Modifications and Riders
☒	Loan Agreement modifications are included in Exhibit B
☒	The following rider(s) are attached to this Loan Agreement: • Loan Agreement Rider – SFR - Substitutions (Revised 3-20-2018) • Loan Agreement Rider – SFR – Condominium (Revised 12-01-2017)

Base Recourse
A portion of the Indebtedness equal to 0% of the Loan Amount (see Article III)

Tax, Insurance, and HOA Fee Reserves
Taxes - ☒ Collected or ☐ Deferred	Insurance premiums - ☒ Collected or ☐ Deferred
HOA Fees - ☐ Collected or ☒ Deferred
(See Article IV)

Capital Replacement and Repair Reserve
Capital Replacement and Repair Reserve Monthly Deposit of $240,547.50 is Collected or Deferred
☐ One Time Capital Replacement Deposit of $__________ is required for Additional Capital Replacements.
☒ One Time Repair Deposit of $207,125 is required for Priority Repairs
Capital Replacement and Repair Reserve Fund Disbursement Minimum is $50,000.00
(See Article IV) Recourse and other requirements related to Repairs are detailed in Sections 3.03, 3.04, and Section 6.14.

Required Additional Capital Replacements and Repairs
☐	Additional Capital Replacements are required and are listed in Exhibit B. The Additional Capital Replacements Completion Date is ___ days after the Effective Date.
☒	Priority Repairs are required and are listed in Exhibit B.

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Special Purpose Reserve
☐ One Time Special Purpose Reserve Fund Deposit in the amount of $________ is required
The Termination Date is ___ days after the Effective Date. The Release Conditions are listed in Exhibit B.
(See Article IV)

Property Management
As of the Effective Date, the Mortgaged Properties are managed by the following Property Manager(s):
HAVENBROOK PARTNERS, LLC, a Delaware limited liability company
ALTISOURCE S.À R.L., as successor in interest to ALTISOURCE SOLUTIONS S.À R.L., a Luxembourg private limited liability company

(See Section 6.09 for requirements for management of the Mortgaged Properties.)

Required Rent to Debt Service Ratio	Property Release Cap
1.25: 1:00	954 Mortgaged Properties
(See Section 7.05 for Mortgaged Property release provisions.)

Guarantor(s)
FRONT YARD RESIDENTIAL, L.P., a Delaware limited partnership

Pledgor
FYR SFR EQUITY OWNER, LLC, a Delaware limited liability company

Notices
Addresses for Notices as of the Effective Date are as follows (See Section 10.03)
If to Lender:	323 Norristown Road, Suite 300 Ambler, Pennsylvania 19002 Attention: Servicing Senior Vice President
If to Borrower:	c/o Front Yard Residential Corporation 5100 Tamarind Reef Christiansted United States Virgin Islands 00820

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ARTICLE II     SECURITY AGREEMENT.

2.01
Uniform Commercial Code Security Agreement. This Loan Agreement is also a security agreement for any portion of the Mortgaged Properties which, under applicable law, may be subjected to a security interest under the UCC, for the purpose of securing Borrower’s obligations under this Loan Agreement and to further secure Borrower’s obligations under the Note, Security Instrument and other Loan Documents, whether the Mortgaged Properties are owned now or acquired in the future, and all products and cash and non-cash proceeds of the Mortgaged Properties and all Reserve Funds (collectively, “UCC Collateral”), and by this Loan Agreement, Borrower grants to Lender a security interest under the UCC in the UCC Collateral.

ARTICLE III     PERSONAL LIABILITY.

3.01
Limited Recourse Generally. Except as otherwise provided in this Article III, neither Borrower, Pledgor, nor any member or manager of Pledgor will have any personal liability under the Note, this Loan Agreement or any other Loan Document for the repayment of the Indebtedness or for the performance of or compliance with any other obligations of Borrower under the Loan Documents, and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations will be Lender’s exercise of its rights and remedies with respect to the Mortgaged Properties, the equity interests in Borrower pursuant to the terms of the Pledge Agreement, and to any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability will not limit or impair Lender’s enforcement of its rights against any Guarantor.

3.02
Base Recourse. Borrower will be personally liable to Lender for the Base Recourse specified in Article I (“Base Recourse”), plus any other amounts for which Borrower has personal liability under this Article III.

3.03
Loss or Damage Recourse. Borrower will be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of the occurrence of any of the following events:

(a)	Borrower fails to complete any of the Priority Repairs.

(b)
Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3 of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence. This Section 3.03(b) will not apply if Borrower’s failure is a result of a valid order issued in, or an automatic stay applicable because of, bankruptcy, receivership, or a similar judicial proceeding.

(c)
Borrower fails to apply all Insurance proceeds and Condemnation proceeds as required by this Loan Agreement. This Section 3.03(c) will not apply if Borrower’s failure is a result of a valid order issued in, or an automatic stay applicable because of, bankruptcy, receivership, or a similar judicial proceeding.

(d)
If an Event of Default has occurred and is continuing, Borrower fails to deliver all Books and Records, contracts, Leases and other instruments relating to the Mortgaged Properties or their operation in accordance with the provisions of Section 6.07.

(e)    Borrower fails to pay when due any of the following:

(i)	Taxes, if Lender does not collect a Tax Reserve Fund.

(ii)	Insurance premiums, if Lender does not collect an Insurance Reserve Fund.

(iii)	Water and sewer charges that could become a lien on any Mortgaged Property.

(iv)	Assessments or any Other Charges that could become a lien on any Mortgaged Property.

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(v)	Transfer or recording Taxes required to be paid by Borrower.

(f)    Borrower engages in any willful act of material waste of any Mortgaged Property.
(g)    Any of the following Transfers occurs:

(i)
Any Person that is not an Affiliate of Borrower or a Borrower Principal creates a mechanic’s lien or other involuntary lien or encumbrance against any Mortgaged Property and Borrower has not complied with the provisions of Article VII.

(ii)	A Transfer by devise, descent or operation of law occurs upon the death of a natural person and such Transfer does not meet Lender’s requirements in Article VII.

(iii)	Borrower grants an easement that does not meet Lender’s requirements.
(iv)    Borrower executes a Lease that does not meet Lender’s requirements.

(h)
If any Mortgaged Property is located in Ohio and such Mortgaged Property is subject to any oil or gas lease, pipeline agreement, or other instrument related to the production or sale of oil or natural gas that under applicable state law has been given priority over the Security Instrument.

(i)    If any Mortgaged Property is non-conforming under the applicable zoning laws, ordinances and/or regulations in the applicable Property Jurisdiction (“Zoning Code”), either of the following circumstances occurs following a casualty affecting the Mortgaged Property and the Borrower does not Transfer the Mortgaged Property to a third party pursuant to either Section 7.05(a) or Section 7.05(b):
(i)    The Improvements impacted by the casualty cannot be rebuilt or restored to their pre-casualty condition under the terms of the Zoning Code and the Mortgaged Property Insurance proceeds available to Lender under the terms of this Loan Agreement are insufficient to repay the Indebtedness in full.

(ii)
Borrower fails to commence and diligently pursue completion of any Restoration within the time frame required by both the Zoning Code and any permits issued pursuant to the Zoning Code which are necessary to allow the Restoration of such Mortgaged Property to its pre-casualty condition.

(j)
If primary ingress to and egress from a Mortgaged Property is through an easement or private road, any party takes, or threatens to take, any action to deny ingress to or egress from such Mortgaged Property from or to a publicly dedicated and maintained right-of-way.

(k)	If Borrower fails to pay in full the amount of principal and interest due under the Note on each of the first three Payment Dates under the Note.

(l)
Any Loan Party commences any legal or other proceeding related to the Loan that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender under the Loan Documents, except for any proceedings instituted in good faith or are otherwise expressly permitted under the Loan Documents.

(m)
Borrower or Pledgor fails to comply with any provision of Section 6.13(a)(i) through (iv) and Section 6.13(a)(vii) through (xiii) (subject to possible full recourse liability as set forth in Section 3.05(b)).

(n)	Borrower or any Affiliate or employee of Borrower makes an unintentional written material misrepresentation in connection with the application for or creation of the Indebtedness or there is

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fraud in connection with any request by Borrower or Guarantor for any action or consent by Lender; provided that the assumption will be that any written material misrepresentation was intentional and the burden of proof will be on Borrower to prove that there was no intent.

3.04	Performance and Cost Recourse. Borrower will be personally liable to Lender for all of the following:

(a)	The performance of, and the cost to Lender of any nonperformance of, all of Borrower’s obligations under each of the following:
(i)    Section 6.14(a) (relating to completion of Priority Repairs).
(ii)     Sections 6.12 and 9.02(b) (relating to environmental matters).
(b)    The cost to Lender of each of the following:

(i)	Any audit required under Section 6.07.

(ii)
Any expenses incurred in connection with the collection of any amount for which Borrower is personally liable under this Article III, including Attorneys’ Fees and Costs and the costs of conducting any independent audit of Borrower’s Books and Records to determine the amount for which Borrower has personal liability.

3.05	Full Recourse. Borrower will become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following:
(a)    Borrower or Pledgor fails to comply with Sections 6.13(a)(v) or (vi).

(b)
Borrower or Pledgor fails to comply with any provision of any of Sections 6.13(a)(i) through (iv) or Sections 6.13(a)(vii) through (xiii) and a court of competent jurisdiction holds or determines that such failure or combination of failures is the basis, in whole or in part, for the substantive consolidation of the assets and liabilities of Borrower and/or Pledgor with the assets and liabilities of a debtor pursuant to Title 11 of the Bankruptcy Code.

(c)
A Transfer that is an Event of Default under Section 7.02 occurs, other than a Transfer set forth in Section 3.03(g) (for which Borrower will have personal liability for Lender’s loss or damage); provided, however, that Borrower will not have any personal liability for a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company.

(d)
There was fraud or intentional written material misrepresentation by Borrower or any Affiliate or employee of Borrower in connection with the application for or creation of the Indebtedness or there is fraud in connection with any request by Borrower or Guarantor for any action or consent by Lender.

(e)	A Bankruptcy Event occurs with respect to Borrower.

3.06
Exercise of Lender’s Rights and Application of Payment. If Borrower has personal liability under this Article III, then Lender may, to the fullest extent permitted by applicable law, exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against a Mortgaged Property or any other security, or pursued any rights against any Guarantor, or pursued any other rights available to Lender under the Note, this Loan Agreement, any other Loan Document or applicable law. To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Article III, Borrower waives any right to set off the value of a Mortgaged Property against such personal liability. All payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Loan Documents will be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

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ARTICLE IV    RESERVE FUNDS AND REQUIREMENTS.

4.01	Reserves Generally.

(a)
Establishment of Reserve Funds. Each Reserve Fund marked in Article I as required or collected will be established on the Closing Date and funded in accordance with this Article IV. Upon Notice to Borrower following (i) an Event of Default or (ii) a Transfer requiring Lender’s approval under Article VII, Lender may require Borrower to establish and make deposits into any Reserve Fund marked in Article I as deferred.

(b)
Investment of Reserve Funds. All Reserve Funds will be deposited in an Eligible Account at an Eligible Institution or invested in “permitted investments” as then defined and required by the Rating Agencies. Lender will not be obligated to open additional accounts or deposit Reserve Funds in additional institutions when the amount of any Reserve Fund exceeds the maximum amount of the federal deposit insurance or guaranty. Borrower acknowledges and agrees that it will not have the right to direct Lender as to any specific investment of monies in any Reserve Fund. Lender will not be responsible for any losses resulting from investment of monies in any Reserve Fund or for obtaining any specific level or percentage of earnings on such investment. Unless applicable law requires, Lender will not be required to pay Borrower any interest, earnings or profits on any Reserve Funds. Any amounts deposited with Lender under this Article IV will not be trust funds, nor will they operate to reduce the Indebtedness, unless applied by Lender for that purpose pursuant to the terms of this Loan Agreement.

(c)
Use of Reserve Funds; No Disbursements during Event of Default. Each Reserve Fund will, except as otherwise provided in this Loan Agreement, be used for the sole purpose of paying, or reimbursing Borrower for payment of, the item(s) for which the applicable Reserve Fund is established. Except as specified in this Loan Agreement, monies in one Reserve Fund will not be used to pay, or reimburse Borrower for, matters for which another Reserve Fund has been established. Lender will not be obligated to make disbursements from any Reserve Fund if any Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, then Lender may use any Reserve Fund for the payment or performance of any obligation of Borrower to Lender or otherwise with respect to any Mortgaged Property.

(d)	Termination of Reserve Funds. Upon payment in full of the Indebtedness, Lender will pay to Borrower all funds remaining in any Reserve Funds.

(e)
Release of Mortgaged Properties. Upon the release of any Mortgaged Property from the applicable Security Instrument pursuant to this Agreement, if Lender determines that all Reserve Funds are fully funded, Lender will pay to Borrower all funds in any Reserve Funds that relate solely to such Release Property.

4.02	Tax, Insurance, and HOA Fee Reserves.

(a)
Deposits. When required by Lender, Borrower will deposit with Lender on the Closing Date and on each Payment Date under the Note an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due, Taxes (“Tax Reserve Fund”) and HOA Fees (“HOA Reserve Fund”) and 110% of the entire sum required to pay, when due, Insurance premiums (“Insurance Reserve Fund”).

The amount of each required deposit into the Tax Reserve Fund, the Insurance Reserve Fund and the HOA Reserve Fund must be sufficient to enable Lender to pay the Taxes, Insurance premiums or HOA Fees, as applicable, before the last date upon which the payment may be made without any penalty or interest charge being added with a 10% additional deposit amount with respect to the Insurance Fund.

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(b)	Disbursements.

(i)
Lender will pay Taxes from the Tax Reserve Fund held by Lender upon Lender’s receipt of a bill or invoice for Taxes and, once received, prior to the addition of any interest, penalty, or cost for nonpayment. Lender will have no obligation to pay Taxes to the extent the amount payable exceeds the Tax Reserve Fund then held by Lender. Lender may pay Taxes according to any bill, statement or estimate from either the appropriate public office or the Borrower without inquiring into the accuracy of the bill, statement or estimate.

(ii)
Lender will pay Insurance premiums from the Insurance Reserve Fund held by Lender upon Lender’s receipt of a bill or invoice for Insurance premiums and, once received, prior to the addition of any interest, penalty, or cost for nonpayment. Lender will have no obligation to pay Insurance premiums to the extent the amount payable exceeds the Insurance Reserve Fund then held by Lender. Lender may pay Insurance premiums according to any bill, statement or estimate from either an insurance company or the Borrower without inquiring into the accuracy of the bill, statement or estimate.

(ii)
Lender will pay HOA Fees from the HOA Reserve Fund held by Lender upon Lender’s receipt of a bill or invoice for HOA Fees and, once received, prior to the addition of any interest, penalty, or cost for nonpayment. Lender will have no obligation to pay HOA Fees to the extent the amount payable exceeds the HOA Reserve Fund then held by Lender. Lender may pay HOA Fees according to any bill, statement or estimate from an HOA or the Borrower without inquiring into the accuracy of the bill, statement or estimate.

(c)
Adjustments to Reserve Fund Deposits. If at any time the amount of the Tax Reserve Fund, the Insurance Reserve Fund or the HOA Reserve Fund held by Lender for payment of Taxes, Insurance premiums or HOA Fees exceeds the amount reasonably deemed necessary by Lender, then the excess will be credited against future payments into the applicable Reserve Fund. If at any time the amount of the Tax Reserve Fund, the Insurance Reserve Fund or the HOA Reserve Fund is less than the amount reasonably estimated by Lender to be necessary, then Borrower will pay to Lender the amount of the deficiency within 20 days after Notice from Lender.

(d)
Delivery of Invoices; Proof of Payment by Borrower. Borrower will promptly deliver to Lender a copy of all notices of, and invoices for, Taxes, Insurance premiums and HOA Fees. If Lender has not established a Reserve Fund for Taxes, Insurance premiums or HOA Fees, then on or before the date the Taxes, Insurance premiums or HOA Fees are due, Borrower will provide Lender with proof of payment of the Taxes, Insurance premiums or HOA Fees.

4.03	Special Purpose Reserve Fund.

(a)	Deposit. If a Special Purpose Reserve is required in Article I, then Borrower will pay to Lender on the Closing Date the amount set forth in Article I (“Special Purpose Reserve Fund”).

(b)	Disbursements. Lender will disburse the funds in the Special Purpose Reserve Fund to Borrower when the Release Conditions specified in Exhibit B have been satisfied in Lender’s discretion.

(c)
Application of Reserve Funds after the Termination Date. If Borrower has not satisfied the Release Conditions on or before the Termination Date specified in Article I, then Lender may apply some or all of the Special Purpose Reserve Fund to the Indebtedness, and Borrower will pay a prepayment premium computed using the formula set forth in the Note with respect to any such prepayment of principal under the Note. Borrower may not pay the prepayment premium from funds drawn from the Special Purpose Reserve Fund.

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4.04	Capital Replacement and Repair Reserve Fund.

(a)
Monthly Deposits. If the Capital Replacement and Repair Reserve Monthly Deposit is shown as collected in Article I, then on each Payment Date under the Note, Borrower will pay to Lender the Capital Replacement and Repair Reserve Monthly Deposit amount shown in Article I (“Capital Replacement and Repair Reserve Fund”).

(b)
Disbursements from Capital Replacement and Repair Reserve Fund. Lender will disburse funds from the Capital Replacement and Repair Reserve Fund to Borrower for payment or reimbursement of, or to defray the cost of, each of the following, provided the conditions set forth in Sections 4.04(f) and (g) are satisfied:

(i)
Replacing any of the items listed in Schedule II and other items that Lender may approve after the Effective Date, subject to any conditions that Lender may require (“Basic Capital Replacements,” and together with any Additional Capital Replacements listed in Exhibit B, “Capital Replacements”).

(ii)	Completing the Priority Repairs, provided a Repair Deposit is required in Article I.

(c)
Additional Capital Replacements Deposit. If an Additional Capital Replacements Deposit is required in Article I, then on the Closing Date, Borrower will pay the Additional Capital Replacements Deposit to Lender for deposit into the Capital Replacement and Repair Reserve Fund. The Additional Capital Replacements Deposit will be available to reimburse Borrower only for reimbursement of, or to defray, the cost of the Additional Capital Replacements listed in Exhibit B.

Borrower may not displace or relocate tenants to undertake or complete the Additional Capital Replacements unless such displacement or relocation has been approved by Lender. Borrower must complete the Additional Capital Replacements on or before the Additional Capital Replacements Completion Date specified in Article I, as may be extended by Lender in its discretion. Any funds from the Additional Capital Replacements Deposit remaining in the Capital Replacement and Repair Reserve Fund after the Additional Capital Replacements are completed in a manner satisfactory to Lender will be returned to Borrower.

(d)
Repair Deposit. If a Repair Deposit is required in Article I, then on the Closing Date, Borrower will pay the Repair Deposit to Lender for deposit into the Capital Replacement and Repair Reserve Fund. The Repair Deposit will be available to reimburse Borrower only for payment or reimbursement of, or to defray the cost of, completing Priority Repairs. Any funds from the Repair Deposit remaining in the Capital Replacement and Repair Reserve Fund after all of the Priority Repairs are completed in a manner satisfactory to Lender will be returned to Borrower.

(e)
Insufficient Amount in Capital Replacement and Repair Reserve Fund. If Borrower requests disbursement from the Capital Replacement and Repair Reserve Fund for a Capital Replacement or a Priority Repair in an amount that exceeds the amount on deposit in the Capital Replacement and Repair Reserve Fund, then Lender will disburse to Borrower only the amount on deposit in the Capital Replacement and Repair Reserve Fund. Borrower will pay all additional amounts required in connection with any such Capital Replacement or Priority Repair from Borrower’s own funds.

(f)
Limits on Disbursements. Lender will disburse funds from the Capital Replacement and Repair Reserve Fund no more frequently than once per calendar month, and no disbursement will be made in an amount less than the Capital Replacement and Repair Reserve Fund Disbursement Minimum specified in Article I.

(g)	Performance of Capital Replacements and Priority Repairs; Requests for Disbursement.

(i)	If Borrower determines that a Capital Replacement is necessary or desirable, then Borrower will perform such Capital Replacement and request from Lender, in writing, payment or

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reimbursement for the cost of such Capital Replacement from the Capital Replacement and Repair Reserve Fund using the Disbursement Request attached to this Loan Agreement as Exhibit A. The Disbursement Request must be accompanied by paid invoices or bills that show Borrower has paid for the applicable Capital Replacement.

(ii)
Borrower must complete all Priority Repairs pursuant to Section 6.14. After Borrower performs one or more Priority Repairs, Borrower may request from Lender reimbursement for the cost of such Priority Repair(s) from the Capital Replacement and Repair Reserve Fund using the Disbursement Request attached to this Loan Agreement as Exhibit A. The Disbursement Request must be accompanied by paid invoices or bills that show Borrower has paid for the applicable Priority Repair.

(iii)
If requested by Lender, Borrower must provide any other information, documents, lien waivers, certifications, or professional engineering reports regarding the work and the cost of such Capital Replacements or Priority Repairs. Lender, at its option, may retain a professional inspection engineer or other qualified third party to inspect any Capital Replacement or Priority Repair. If Lender retains such a third party, then it will charge Borrower an amount sufficient to pay all reasonable costs and expenses charged by such third party inspector. Lender may, at its election, either deduct such cost from the Capital Replacement and Repair Reserve Fund or send Borrower a Notice of the amount of such charge, which Borrower must pay within 20 days following its receipt of such Notice.

(iv)
If Lender reasonably determines at any time that a Capital Replacement or a Repair is necessary for the proper maintenance of a Mortgaged Property, then Lender will give Notice to Borrower requesting that Borrower obtain and submit to Lender bids for all labor and materials required in connection with such Capital Replacement or Repair. In response, Borrower will submit such bids and a time schedule for completing each Capital Replacement or Repair to Lender within 30 days after Borrower’s receipt of Lender’s Notice. Borrower will perform such Capital Replacement or Repair in conformity with the requirements of this Section 4.04 and then may request reimbursement for such Capital Replacement or Repair in accordance with this Section 4.04.

(h)
Adjustments to Reserve Fund Deposits. If the initial term of the Loan is greater than 120 months, then following each of the 120th and 180th Payment Dates under the Note, Lender may adjust the amount of the Capital Replacement and Repair Reserve Monthly Deposit based on Lender’s most recent assessment of the physical condition of the Mortgaged Properties and will provide Borrower Notice of this revised Capital Replacement and Repair Reserve Monthly Deposit amount. Borrower will begin paying this revised Capital Replacement and Repair Reserve Monthly Deposit on the next Payment Date following its receipt of the Notice from Lender.

ARTICLE V    REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Lender as follows as of the Effective Date:

5.01	Review of Documents. Borrower has reviewed: (a) the Commitment Letter, (b) the Note, (c) this Loan Agreement, (d) the Security Instrument(s), (e) the Pledge Agreement and (f) all other Loan Documents.

5.02
Condition of Mortgaged Properties. Except as Borrower may have disclosed to Lender in writing in connection with the issuance of the Commitment Letter (which written disclosure may be in certain written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the Effective Date), no Mortgaged Property has been damaged by fire, water, wind or other cause of loss, or, if so damaged, any previous damage to a Mortgaged Property has been fully restored.

5.03
No Condemnation. No part of any Mortgaged Property has been taken in Condemnation or other similar proceeding, and, to the best of Borrower’s knowledge after due inquiry and investigation, no such proceeding is pending or threatened for the partial or total Condemnation or other taking of a Mortgaged Property.

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5.04
Actions; Suits; Proceedings. There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened in writing against or affecting Borrower, any Borrower Principal, or any Mortgaged Property which, if adversely determined, would have a Material Adverse Effect.

5.05
Environmental. Except as previously disclosed by Borrower to Lender in writing (which written disclosure may be in certain environmental assessments and other written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the Effective Date), each of the following is true:

(a)	Borrower has not at any time engaged in, caused, or permitted any Prohibited Activities or Conditions on any Mortgaged Property.

(b)	To Borrower’s knowledge, no Prohibited Activities or Conditions exist or have existed on any Mortgaged Property.

(c)
No Mortgaged Property contains any underground storage tanks, and, to Borrower’s knowledge, no Mortgaged Property has contained any underground storage tanks in the past. If there is an underground storage tank located on the Mortgaged Property that has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

(d)
To the best of Borrower’s knowledge after due inquiry and investigation, Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials.

(e)
There are no actions, suits, claims, or proceedings pending or, to the best of Borrower’s knowledge after due inquiry and investigation, threatened in writing, that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition.

(f)
Borrower has received no actual or constructive notice of any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting any Mortgaged Property or any property that is adjacent to any Mortgaged Property.

5.06
No Labor or Materialmen’s Claims. Except as described on Exhibit B, Borrower represents and warrants that all parties furnishing labor and materials for which a Lien or claim of Lien may be filed against any Mortgaged Property have been paid in full and there are no mechanics’, laborers’ or materialmen’s Liens or claims outstanding for work, labor or materials affecting any Mortgaged Property, whether prior to, equal with or subordinate to the Lien of the Security Instrument, except such Liens or claims that Borrower has disclosed to both Lender and the title company and which are insured against by the policy of title insurance to be issued in connection with the Loan.

5.07	Compliance with Applicable Laws and Regulations. Each of the following is true:

(a)
All Improvements and the use of each Mortgaged Property comply with all applicable statutes, rules, and regulations, including all applicable statutes, rules, and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning, and land use (“legal non-conforming” status with respect to uses or structures will be considered to comply with zoning and land use requirements for the purposes of this representation).

(b)	The Improvements comply with applicable health, fire, and building codes.

(c)	Neither Borrower nor any Property Manager has knowledge of any illegal activities relating to controlled substances on any Mortgaged Property.

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(d)
No Mortgaged Property is (a) zoned for, or being used for, any purpose other than a one to four unit single-family residential or residential condominium occupancy, (b) an assisted living facility, or (c) subject to any rent control, rent stabilization or similar law limiting, or placing conditions upon, the amount of rent that can be charged under a Lease or the ability of a landlord to decline the renewal or extension of a Lease.

5.08
Access; Utilities; Tax Parcels. Each Mortgaged Property: (a) has ingress and egress via a publicly dedicated right of way or via an irrevocable easement permitting ingress and egress, (b) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels.

5.09
Licenses and Permits; Property Documents. Borrower is in possession of all material licenses, permits and authorizations required for use of each Mortgaged Property, which are valid and in full force and effect as of the Effective Date. The uses being made of each Mortgaged Property are in conformity in all material respects with all such licenses and permits and all Property Documents for such Property. The certificate of occupancy for each Mortgaged Property does not permit the use of such Property for any purpose other than as a one to four unit single-family residential home or residential condominium.

5.10
No Other Interests. No Person has (a) any possessory interest in any Mortgaged Property or right to occupy any Mortgaged Property except under the provisions of existing Leases by and between tenants and Borrower, or (b) an option to purchase any Mortgaged Property or an interest in any Mortgaged Property, except as has been disclosed to and approved in writing by Lender. No Person has any direct ownership interest in Borrower other than the Pledgor who has executed the Pledge Agreement in favor of Lender.

5.11	Leasing.

(a)
Each Property is either (i) leased by Borrower to and occupied by an Eligible Tenant pursuant to an Eligible Lease that is in full force and effect and is not in default in any material respect or (ii) in lease ready condition, meaning that the Mortgaged Property has been cleaned, no renovations or repairs to the Mortgaged Property are needed and the Mortgaged Property is immediately available to be leased to an Eligible Tenant.

(b)	No Loan Party, Affiliate of any Loan Party or any Immediate Family Member of any of the foregoing is in occupancy of a Mortgaged Property.

(c)	Borrower has delivered to Lender true and complete copies of all Leases, and there are no material oral agreements with respect thereto.

(d)
To Borrower’s and each Property Manager’s knowledge, each Mortgaged Property is being used exclusively as a residential rental property and no illegal activity is taking place at any Mortgaged Property.

(e)
No Person has any option, right of first refusal, or any similar preferential right to purchase all or any portion of any Mortgaged Property, whether pursuant to Lease or any other recorded or unrecorded document.

(f)	Borrower has maintained records of all documentation collected and all diligence performed in connection with any current or prospective tenant.

5.12
No Prior Assignment; Prepayment of Rents. Borrower has (a) not executed any prior assignment of Rents (other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender or that is being paid off and discharged with the proceeds of the Loan), and (b) not performed any acts and has not executed, and will not execute, any instrument which would prevent Lender from exercising its rights under any Loan Document. At the time of execution of this Loan Agreement there has been no prepayment of any Rents for more than 30 days prior to the due dates of such Rents other than the last month’s Rent,

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if collected at the time a tenant enters into a Lease and no right to free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements have been given or are required to be given to any tenant.

5.13	Illegal Activity. No portion of any Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

5.14
Taxes and Other Charges Paid. Borrower has filed all federal, state, county, and municipal tax returns required to have been filed by Borrower, and has paid all Taxes and Other Charges which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessments with respect to such Taxes or Other Charges. To the best of Borrower’s knowledge after due inquiry and investigation, there are not presently pending any special assessments against any Mortgaged Property or any part of any Mortgaged Property.

5.15
Title Exceptions. To the best of Borrower’s knowledge after due inquiry and investigation, none of the items shown in the schedule of exceptions to coverage in the title insurance policy issued to and accepted by Lender contemporaneously with the execution of this Loan Agreement and insuring Lender’s interest in each Mortgaged Property (“Permitted Encumbrances”) will have a Material Adverse Effect on the: (a) ability of Borrower to pay the Loan in full, (b) ability of Borrower to use all or any part of a Mortgaged Property in the manner in which the Mortgaged Property is being used on the Effective Date, (c) operation of any Mortgaged Property as a residential rental property, or (d) value of any Mortgaged Property.

5.16	No Change in Facts or Circumstances.

(a)
All information in the application for the Loan submitted to Lender, including all financial statements for the Mortgaged Properties, Borrower, and any Borrower Principal, and all Rent Schedules, reports, certificates, and any other documents submitted in connection with the application (collectively, “Loan Application”) is complete and accurate in all material respects as of the date such information was submitted to Lender.

(b)
There has been no change in any fact or circumstance since the Loan Application was submitted to Lender that would make any information submitted as part of the Loan Application materially incomplete or inaccurate.

5.17	ERISA – Borrower Status.

(a)	Borrower is not an “investment company,” or a company under the Control of an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(b)
Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a “plan” to which Section 4975 of the Tax Code applies, and the assets of Borrower do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(c)
Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA, and is not subject to state statutes regulating investments or fiduciary obligations with respect to governmental plans.

5.18	No Fraudulent Transfer or Preference. No Borrower or Borrower Principal has taken or will take any of the following actions:

(a)
Transfer of an interest in the property of Borrower or Borrower Principal to or for the benefit of Lender or otherwise as security for any of the obligations under the Loan Documents which is or could constitute a voidable preference under federal bankruptcy, state insolvency or similar applicable creditors’ rights laws.

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(b)
Transfer of (including any Transfer to or for the benefit of an insider under an employment contract) an interest of Borrower or any Borrower Principal in property which is or could constitute a voidable preference under federal bankruptcy, state insolvency or similar applicable creditors’ rights laws.

(c)
Incur any obligation (including any obligation to or for the benefit of an insider under an employment contract) which is or could constitute a fraudulent transfer under federal bankruptcy, state insolvency or similar applicable creditors’ rights laws.

5.19	No Insolvency or Judgment.

(a)
No Borrower or Borrower Principal is (i) the subject of or a party to (other than as a creditor) any completed or pending bankruptcy, reorganization or insolvency proceeding, or (ii) the subject of any unsatisfied judgment that is of record or docketed in any court located in the United States.

(b)
Borrower is not presently insolvent, and the Loan will not render Borrower insolvent. As used in this Section 5.19, the term “insolvent” means that the total of all of a Person’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all of the assets of the Person that are available to satisfy claims of creditors.

5.20
Working Capital. After the Loan is made, Borrower intends to have sufficient working capital, including cash flow from the Mortgaged Properties or other sources, to (a) adequately maintain the Mortgaged Properties, and (b) to pay all of Borrower’s outstanding debts as they come due (other than any balloon payment due upon the maturity of the Loan). Lender acknowledges that no members or partners of Borrower or any Borrower Principal will be obligated to contribute equity to Borrower for purposes of providing working capital to maintain the Mortgaged Properties or to pay Borrower’s outstanding debts except as may otherwise be required under their organizational documents.

5.21	Regulatory Agreement. No Mortgaged Property is subject to a Regulatory Agreement.

5.22
Commercial Purpose; No Right to Residency. Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for consumer, personal, family, household or agricultural purposes.

5.23	Prohibited Parties Lists and AML Laws.

(a)	Neither Borrower, and to the best of Borrower’s knowledge after due inquiry and investigation, no Borrower Principal or Non-U.S. Equity Holder:

(i)     is identified on the OFAC Lists.

(ii)	has been convicted of a violation of the AML Laws or been the subject of a final enforcement action relating to the AML Laws.

(iii)	Is the subject of any pending proceedings for any violation of the AML Laws.

(b)	Borrower is not listed, and to the best of Borrower’s knowledge after due inquiry and investigation, no Borrower Principal is listed, on the FHFA SCP List.

5.24
Internal Controls. Borrower has in place, and to the best of Borrower’s knowledge after due inquiry and investigation, Borrower has determined that each Borrower Principal has in place, practices and procedures for the admission of investors which prevent the admission of:

(a)	Any investor that is in violation of any criminal or civil law or regulation intended to prevent money laundering or the funding of terrorist or illegal drug trafficking activities.

(b)	Any Person that will have a 25% or more ownership interest in Borrower (whether directly or indirectly) that is on the Prohibited Parties Lists.

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(c)	Any Non-U.S. Equity Holder that is on the OFAC Lists.

5.25
Crowdfunding. Except as has been disclosed in writing to and approved in writing by Lender, no direct or indirect ownership (or other economic) interest of 25% or more in the aggregate in Borrower or any Borrower Principal has been marketed or sold to investors through any form of Crowdfunding.

5.26	Organizational Structure. The organizational chart attached as Exhibit D accurately represents the ownership and control of Borrower, Pledgor and Guarantor (if an entity).

5.27
Survival. The representations and warranties set forth in this Loan Agreement will survive until the Indebtedness is paid in full; however, the representations and warranties set forth in Section 5.05 will survive beyond repayment of the entire Indebtedness, as provided in Sections 9.02(b) and 9.02(h).

ARTICLE VI     BORROWER COVENANTS.

6.01
Compliance with Laws. Borrower will at all times comply with all laws, ordinances, rules, regulations, and requirements of any Governmental Authority having jurisdiction over any Mortgaged Property and with the terms of all licenses and permits and all recorded covenants and agreements relating to or affecting any Mortgaged Property, including all laws, ordinances, regulations, requirements, and covenants pertaining to health and safety, construction of improvements on a Mortgaged Property, Repairs, Capital Replacements, fair housing, disability accommodation, zoning and land use, applicable building codes, special use permits, environmental regulations, Leases, and the maintenance and disposition of tenant security deposits. Borrower will at all times take appropriate measures to prevent, and will not engage in or knowingly permit, any illegal activities at or on any Mortgaged Property, including those that could endanger tenants or visitors, result in damage to any Mortgaged Property, result in forfeiture of any Mortgaged Property, or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in any Mortgaged Property. Borrower will at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 6.01.

6.02
Compliance with Organizational Documents. Borrower will at all times comply with all laws, regulations and requirements of any Governmental Authority relating to Borrower’s formation, continued existence and good standing in its state of formation and, if different, in the Mortgaged Property Jurisdiction. Borrower will at all times comply with its organizational documents.

6.03	Use of Mortgaged Property. Unless required by applicable law, without the prior written consent of Lender, Borrower will not take any of the following actions:

(a)	Allow any Mortgaged Property to be used for any purpose other than a residential rental property.

(b)	Initiate or acquiesce to a change in the zoning classification of any Mortgaged Property.

(c)	Establish any condominium or cooperative regime with respect to any Mortgaged Property beyond any that may be in existence on the Effective Date.

(d)	Combine all or any part of any Mortgaged Property with all or any part of a tax parcel which is not part of such Mortgaged Property.

(e)	Subdivide or otherwise split any tax parcel constituting all or any part of any Mortgaged Property.

(f)
Add to or change any location at which any of any collateral for the Loan is stored, held or located unless Borrower (A) gives Notice to Lender within 30 days after the occurrence of such addition or change, (B) executes and delivers to Lender any modifications of or supplements to this Loan

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Agreement that Lender may require, and (C) authorizes the filing of any financing statement or amendment which may be filed in connection with this Loan Agreement, as Lender may require.

(g)	Permit any Mortgaged Property to be subject to a Regulatory Agreement.

6.04	Leasing.

(a)	Borrower will not permit the occupancy of any Property other than pursuant to an Eligible Lease with an Eligible Tenant.

(b)
Borrower or Property Manager will maintain records of all documentation collected and all diligence performed in connection with any Tenant and Borrower will provide any such items to Lender upon Lender’s request, including at least one of the following:

(i)
A credit report from a national credit reporting agency on each Eligible Tenant (except that no such credit report will be required for any tenant of a Mortgaged Property where the Lease payment is subsidized with Section 8 vouchers in accordance with HUD guidelines).

(ii)
Other evidence that Borrower or Property Manager has verified, based on bona fide written documentation, that the tenant has sufficient financial resources to satisfy its obligations under the Lease for the Mortgaged Property.

(c)	Borrower will not permit a Related Party or any Immediate Family Member of a Related Party to occupy any Mortgaged Property.

(d)	Borrower will perform the obligations of the lessor under all Leases, and will enforce, in a commercially reasonable manner, the obligations of the Tenants under such Leases.

(e)
Borrower will not grant or permit Property Manager to grant any tenant or other Person an option, right of first refusal, or any similar preferential right to purchase all or any portion of any Mortgaged Property, whether pursuant to a Lease or any other recorded or unrecorded document.

6.05
Prepayment of Rents. Borrower will not collect any Rent more than 30 days in advance of its due date; provided, that the foregoing restriction will not prevent Borrower from collecting both the first and last month’s rent contemporaneously with the execution of a Lease in accordance with customary residential leasing practices.

6.06
Inspection. Borrower authorizes Lender and its agents, representatives, and designees to enter, at any reasonable time (subject to applicable law and the rights of tenants), any portion of any Mortgaged Property to inspect, attend to Lender’s interests, and perform any of the acts that Lender is authorized to perform pursuant to the Loan Documents, including with respect to Restoration, Repairs, and Capital Replacements.

6.07    Books and Records; Financial Reporting.

(a)	Maintenance of Books and Records.

(i)
Borrower will keep and maintain at all times at Borrower’s main business office or a Mortgaged Property Manager’s office, and upon Lender’s request will make available at such office, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Properties, and copies of all written contracts, Leases, and other instruments that affect any Mortgaged Property (“Books and Records”).

(ii)
The Books and Records will be kept in accordance with one of the following accounting methods, consistently applied, and Borrower will promptly provide Lender Notice of any change in Borrower’s accounting methods:

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(A)	Generally accepted accounting principles (GAAP).

(B)
Tax method of accounting, provided that under the tax method of accounting, the accrual basis may be used for interest expense, real estate taxes and insurance expense, and the cash basis will be used for all other items, including income, prepaid rent, utilities and payroll expense. Financial statements may exclude depreciation and amortization.

(C)	Such other method that is acceptable to Lender.

(iii)	The Books and Records will be subject to examination and inspection by Lender at any reasonable time with or without prior Notice to Borrower.

(b)
Delivery of Borrower Financial Information – Annual Requirements. Within 90 days after the end of each calendar year (or the end of Borrower’s fiscal year, if Borrower has adopted fiscal year financial reporting), Borrower will deliver to Lender an annual statement of income and expenses for Borrower’s operation of the Mortgaged Properties.

(c)
Delivery of Borrower Financial Information – Quarterly Requirement. Within 25 days after the end of each calendar quarter each year (or the end of the second quarter of Borrower’s fiscal year, if Borrower has adopted fiscal year financial reporting), Borrower will deliver the following to Lender:

(i)	a Rent Schedule dated no earlier than the date that is 5 days prior to the end of such quarter.

(ii)	a quarterly statement of income and expenses for Borrower’s operation of the Mortgaged Properties.

(d)
Delivery of Borrower Financial Information – When Requested by Lender. Within 25 days following a Notice from Lender including a request for such information, Borrower will deliver the following to Lender:

(i)	The Rent Schedule for any period specified by Lender.

(ii)
A statement of income and expenses for Borrower as of the end of (A) the quarter that ended at least 30 days prior to the due date of the requested item, and/or (B) the fiscal year that ended at least 90 days prior to the due date of the requested item.

(iii)
A balance sheet showing all assets and liabilities of Borrower as of the end of (A) the quarter that ended at least 30 days prior to the due date of the requested item, and/or (B) the fiscal year that ended at least 90 days prior to the due date of the requested item.

(iv)
An accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

(v)
A property management report for the Mortgaged Properties, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants for any period specified by Lender.

(vi)	Copies of Borrower’s state and federal tax returns, including current tax return extensions.

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(vii)
Written updates on the status of all litigation proceedings that were disclosed or should have been disclosed by Borrower to Lender either (A) as of the Effective Date or (B) during the term of the Loan pursuant to Section 6.16.

(viii)
A statement that identifies all owners of any direct interest in Borrower and any Person(s) that Control(s) Borrower (except that the statement need not identify the owners of a publicly-traded entity). The statement must identify the percentage and type of ownership or Control interest held by each Person and must also identify any Non-U.S. Equity Holders.

(ix)
Such other financial information or property management information as Lender may require (including information on tenants under Leases if such information is available to Borrower and copies of bank account statements from financial institutions where funds owned or controlled by Borrower are maintained).

(e)
Delivery of Guarantor or Pledgor’s Financial Information – When Requested by Lender. Within 25 days following a Notice from Lender including a request for such information, Borrower will cause Guarantor or Pledgor, as applicable, to deliver the following to Lender:

(i)
Its balance sheet and profit and loss statement (or if such party is a natural person, such party’s personal financial statements) as of the end of (A) the quarter that ended at least 30 days prior to the due date of the requested items, and/or (B) the fiscal year that ended at least 90 days prior to the due date of the requested items.

(ii)    Other financial statements as Lender may reasonably require.

(iii)	Written updates on the status of all litigation proceedings that Guarantor or Pledgor, as applicable, disclosed or should have disclosed to Lender as of the Effective Date.

(iv)	If an Event of Default has occurred and is continuing, copies of Guarantor’s or Pledgor’s, as applicable, state and federal tax returns, including current tax return extensions.

(f)
Form of Financial Statements. All financial statements required under this Agreement should be prepared using the template available from Lender, which may be revised from time to time, or in a format otherwise acceptable to Lender.

(g)
Certification of Statements; Audited Financials. A natural person having authority to bind Borrower, Guarantor, or Pledgor, as applicable, will certify each of the statements, schedules and reports required by Sections 6.07(b)-(f) to be complete and accurate. Each of the statements, schedules and reports required by Sections 6.07(b)-(f) will be in such form and contain such detail as Lender may reasonably require. At any time when an Event of Default has occurred and is continuing, or at any time that Lender determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or the Mortgaged Properties, Lender also may require that any of the statements, schedules or reports listed in Sections 6.07(b)-(f) be audited at Borrower’s expense by an independent certified public accountant acceptable to Lender.

(h)
Failure to Timely Provide Financial Statements. If Borrower fails to provide in a timely manner the statements, schedules and reports required by Sections 6.07(b)-(f), then Lender will give Notice to Borrower specifying the statements, schedules and reports required by Sections 6.07(b)-(f) that Borrower has failed to provide. If Borrower has not provided the required statements, schedules and reports within 10 Business Days following such Notice, then (i) Borrower will pay a late fee of $500 for each late statement, schedule or report, plus an additional $500 per month that any such statement, schedule or report continues to be late, and (ii) Lender will have the right to have Borrower’s Books and Records audited, at Borrower’s expense, by an independent certified public accountant acceptable to Lender.

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(i)
Reporting Upon Event of Default. If an Event of Default has occurred and is continuing, then Borrower will deliver to Lender upon written demand all Books and Records and other instruments that affect the Mortgaged Properties.

(j)	Credit Reports. Borrower authorizes Lender to obtain a credit report on Borrower at any time.

6.08	Taxes; Operating Expenses.

(a)
Payment of Taxes and Other Charges. Subject to the provisions of Section 6.08(c), Borrower will pay or cause to be paid all Taxes and Other Charges when due and before the addition of any interest, fine, penalty or cost for nonpayment.

(b)
Payment of Operating Expenses and Insurance Premiums. Subject to the provisions of Section 6.08(d), Borrower will (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Properties (including utilities, Repairs and Capital Replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay Insurance premiums prior to the expiration date of each policy of Insurance.

(c)
Payment of Taxes and Reserve Funds. If Lender is collecting Tax Reserves pursuant to Article IV, then so long as no Event of Default exists, Borrower will not be obligated to pay Taxes, but only if Lender holds sufficient Tax Reserves and Borrower has timely delivered to Lender any bills or notices that it has received with respect to Taxes. Lender will have no liability to Borrower for failing to pay any Taxes if any of the following conditions exist: (i) any Event of Default has occurred and is continuing, (ii) Lender holds insufficient Tax Reserves at the time a Tax becomes due and payable, or (iii) Borrower has failed to provide Lender with bills and notices as provided in this Section 6.08.

(d)
Payment of Insurance and Reserve Funds. If Lender is collecting Insurance Reserves pursuant to Article IV, then so long as no Event of Default exists, Borrower will not be obligated to pay Insurance premiums but only if Lender holds sufficient Insurance Reserve Deposits and Borrower has timely delivered to Lender any bills or premium notices that it has received with respect to Insurance premiums. Lender will have no liability to Borrower for failing to pay any Insurance premiums if any of the following conditions exist: (i) any Event of Default has occurred and is continuing, (ii) Lender holds insufficient Insurance Reserve Deposits at the time an Insurance premium becomes due and payable, or (iii) Borrower has failed to provide Lender with bills and premium notices as provided in this Section 6.08.

(e)
Payment of HOA Fees and Reserve Funds. If Lender is collecting HOA Reserves pursuant to Article IV, then so long as no Event of Default exists, Borrower will not be obligated to pay HOA Fees for the applicable Mortgaged Properties but only if Lender holds sufficient HOA Reserve Deposits and Borrower has timely delivered to Lender any bills or invoices that it has received with respect to HOA Fees. Lender will have no liability to Borrower for failing to pay any HOA Fees if any of the following conditions exist: (i) any Event of Default has occurred and is continuing, (ii) Lender holds insufficient HOA Reserve Deposits at the time an HOA Fee becomes due and payable, or (iii) Borrower has failed to provide Lender with bills and invoices as provided in this Section 6.08.

(f)
Right to Contest. Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of Taxes or Other Charges, if: (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) no Mortgaged Property is not in danger of being sold or forfeited, (iii) if Borrower has not already paid the Taxes or Other Charges, Borrower deposits with Lender reserves sufficient to pay the contested Taxes or Other Charges, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of reserves established by Borrower to pay the contested Taxes or Other Charges.

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6.09	Preservation, Management, and Maintenance of Mortgaged Property.

(a)
Maintenance of Mortgaged Property; No Waste. Borrower will keep each Mortgaged Property in good repair, including replacing Personalty and Fixtures with items of equal or better function and quality. Borrower will not commit waste or permit impairment or deterioration of any Mortgaged Property.

(b)	Abandonment of Mortgaged Property. Borrower will not abandon any Mortgaged Property.

(c)	Preservation of Mortgaged Property.

(i)
Borrower will promptly restore or repair, in a good and workmanlike manner, any damaged part of any Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not Insurance proceeds or Condemnation awards are available to cover any costs of such Restoration or Repair; provided, however, that Borrower will not be obligated to perform such Restoration or Repair if (A) no Event of Default has occurred and is continuing, and (B) Lender has elected to apply any available Insurance proceeds and/or Condemnation awards to the payment of Indebtedness pursuant to Section 6.10(j) or Section 6.11(b).

(ii)
Borrower will give Notice to Lender of and, unless otherwise directed in writing by Lender, will appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement.

(d)
Alteration of Mortgaged Property – Consent Required. Before taking any of the following actions (or permitting any tenant or other Person to take any of the following actions, Borrower must have the prior written consent of Lender:

(i)    Converting any residential unit or common area to non-residential use.

(ii)	Converting, in whole or in part, any income producing unit to a non-income producing unit.

(iii)	Displacing or relocating tenants to undertake or complete any Repair, Capital Replacement, or other Property Improvements, unless such displacement or relocation is required by law.

(iv)
Removing, demolishing or altering any Mortgaged Property or any part of any Mortgaged Property, including any removal, demolition, or alteration occurring in connection with a rehabilitation of all or part of any Mortgaged Property.

(v)    Modifying the number of bedrooms in any residential unit.

(e)
Alteration of Mortgaged Property – Consent Not Required. Notwithstanding Section 6.09(d)(iv), Borrower may undertake, or permit a Tenant to undertake, any of the following without the prior written consent of Lender.

(i)     Repairs and Capital Replacements.

(ii)     Replacement of tangible Personalty.

(iii)     Making an individual unit ready for a new occupant.

(iv)	Preservation and maintenance of a Mortgaged Property in accordance with Sections 6.09(a) and (d).

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(v)	Alterations intended to renovate or upgrade the Mortgaged Property (“Property Improvement”), provided the Property Improvement complies with Section 6.14 and it does not:

(A)	Include any of the actions listed in Sections 6.09(d)(i)-(iii) or (v).

(B)	Require demolition of any existing Improvements.

(C)
Cause a permanent obstruction of tenants’ access to units or a temporary obstruction of tenants’ access to units without a reasonable alternative access provided during the period the Property Improvement is underway.

(D)	Have an adverse effect on any major building systems, including the following:

(1)	Electrical (electrical lines or power upgrades, excluding fixture replacement).

(2)	HVAC (central and unit systems, excluding replacement of in kind unit systems).

(3)    Plumbing (supply and waste lines, excluding fixture replacement).

(4)    Structural (foundation, framing, and all building support elements).

(f)
Property Documents. Borrower will observe and perform in all material respects each term to be observed or performed by Borrower pursuant to the terms of each Property Document. Borrower will enforce in a commercially reasonable manner the performance and observance of each Property Document, will do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder and cause each Mortgaged Property to be operated in accordance therewith. Borrower will not, without the prior written consent of Lender, consent to the increase of the amount of any charges under any Property Document or the reduction of any material right thereunder. During the continuance of an Event of Default Borrower will not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Property Documents without Lender’s prior written consent.

(g)
Inspection of Mold. If Lender determines that Mold has or may have developed as a result of a water intrusion event or leak, then Lender may require that a professional inspector inspect the applicable Mortgaged Property to confirm whether Mold has developed and, if so, thereafter as frequently as Lender determines is necessary until any issue with Mold and its cause(s) are resolved to Lender’s satisfaction. Such inspection will be limited to a visual and olfactory inspection of the area that has experienced the Mold, water intrusion event or leak. Borrower will be responsible for the cost of each such professional inspection and any remediation deemed to be necessary as a result of the professional inspection.

(h)
Property Management.    Borrower will provide for professional management of the Mortgaged Properties by one or more Property Managers at all times under property management agreements approved by Lender in writing. Without Lender’s prior consent, Borrower will not cancel or modify any property management agreement, except that Borrower and a Property Manager may renew a property management agreement on identical terms. Borrower will cause each Property Manager to execute an Assignment of Management Agreement with Borrower and Lender, in a form acceptable to Lender. If at any time Lender consents to the appointment of one or more new Property Managers, each such new Property Manager(s) and Borrower will, as a condition of Lender’s consent, execute an Assignment of Management Agreement in a form acceptable to Lender. As of the Effective Date, Borrower has confirmed that each Property Manager is not on any Prohibited Parties List. Borrower

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will confirm at the time of entering into or renewing any property management agreement that each Property Manager is not on any Prohibited Parties List.

6.10    Insurance.

(a)
Insurance Covenant. Borrower will at all times during the term of this Loan Agreement maintain, at its sole expense, for the mutual benefit of Borrower and Lender, Insurance as required by Lender and applicable law, with such endorsements as Lender may reasonably require from time to time and which are customarily required by institutional lenders for properties comparable to the Mortgaged Properties.

(b)
Property Insurance. Borrower will maintain Insurance against relevant physical hazards that may cause damage to the Mortgaged Properties, which Insurance will include coverage against loss or damage from fire, wind, hail, and other perils within the scope of a “Special Causes of Loss” policy form, an “All Risk” policy form, or a standard fire insurance policy with a customary extended coverage endorsement that includes replacement cost valuation, business income/rental value for all relevant perils, and flood (if any of the Improvements are located in an area identified by the Federal Emergency Management Agency, or any successor to that agency, as a “Special Flood Hazard Area”) (collectively, “Property Insurance”). Property Insurance may also include coverage for other risks that Lender may reasonably require such as earthquake, Named Storm, sinkhole, mine subsidence, and ordinance or law (if any Mortgaged Property does not conform with applicable building, zoning or land use laws, rules or regulations).

(c)
Liability Insurance. Borrower will maintain commercial general liability Insurance, which may include workers’ compensation Insurance, and such other liability, errors and omissions, and fidelity Insurance coverage.

(d)
Builder’s Risk. During any period of construction or Restoration, Borrower will maintain builder’s risk Insurance, including fire and other perils within the scope of a policy known as “Causes of Loss – Special Form” or “All Risk” policy.

(e)
Payment of Premiums. All premiums for Insurance required under this Section 6.10 will be paid in the manner provided in Article IV and Section 6.08, unless Lender has designated in writing another method of payment.

(f)	Policy Requirements. The following requirements apply with respect to all Insurance required by this Section 6.10:

(i)
All Insurance policies will be with one or more insurance companies that are satisfactory to Lender, in a form and with the terms required by Lender, and in amounts and with maximum deductibles as required by Lender.

(ii)	All Property Insurance policies will contain a standard mortgagee or mortgage holder’s clause with loss payable to, and in favor of, and in a form approved by, Lender.

(iii)	All commercial general liability and excess umbrella liability policies will name Lender and its successors and assigns as an additional insured party.

(iv)
All Property Insurance policies will provide that the insurer will notify Lender in writing of cancellation of policies at least 10 days before the cancellation of the policy by the insurer for nonpayment of the premium or nonrenewal and at least 30 days before cancellation by the insurer for any other reason.

(g)	Evidence of Insurance; Insurance Policy Renewals. Borrower will deliver to Lender a legible copy of each Insurance policy, and Borrower will promptly deliver to Lender a copy of all renewal,

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nonrenewal, cancellation, and other notices received by Borrower with respect to the policies. Borrower will ensure that the Mortgaged Properties are continuously covered by the required Insurance. Prior to the expiration date of each Insurance policy, Borrower will deliver to Lender evidence acceptable to Lender that each Insurance policy has been renewed. If the evidence of a renewal does not include a legible copy of the renewal policy, then Borrower will deliver a legible copy of such renewal policy no later than the earlier of (i) 60 days after the expiration date of the original policy or (ii) the date of any Notice of an insured loss given to Lender under Section 6.10(i).

(h)
Compliance With Insurance Requirements. Borrower will comply with all Insurance requirements and will not permit any condition to exist on any Mortgaged Property that would invalidate any part of any Insurance coverage required under this Loan Agreement.

(i)	Obligations Upon Casualty; Proof of Loss.

(i)	If an insured loss occurs, then Borrower will give immediate written Notice to the Insurance carrier and to Lender.

(ii)
Borrower will promptly restore or repair the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (“Restoration”), subject to the limitations of Section 6.09(c)(i).

(iii)
Borrower authorizes and appoints Lender as attorney in fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of Property Insurance, to appear in and prosecute any action arising from such Property Insurance policies, to collect and receive the proceeds of Property Insurance, to hold the proceeds of Property Insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 6.10 will require Lender to incur any expense or take any action.

(j)	Lender’s Options Following a Casualty. Following a casualty, Lender may, at Lender’s option, do any of the following:

(i)
Require a “repair or replacement” settlement, in which case the proceeds will be used to reimburse Borrower for the cost of Restoration. If Lender determines to require a repair or replacement settlement and to apply Insurance proceeds to Restoration, Lender will apply the proceeds in accordance with Lender’s then-current policies relating to the Restoration of casualty damage on similar residential properties. If Lender retains a professional inspection engineer or other qualified third party to inspect any Restoration items, Lender may charge Borrower an amount sufficient to pay all reasonable costs and expenses charged by such third-party inspector.

(ii)	Require an “actual cash value” settlement, in which case the proceeds may be applied to the payment of the Indebtedness, whether or not then due.

(iii)
If, in Lender’s discretion, the cost of Restoration following a casualty will equal or exceed 50% of the Release Amount, then Lender may require Borrower to Transfer the Mortgaged Property to a third-party and pay down the Indebtedness by an amount equal to the Release Amount plus all interest amounts required under the Note in accordance with Section 7.05(b) of this Agreement. If Lender elects to exercise its option under this Section 6.10(j)(iii), then Lender will provide Borrower with Notice that the Mortgaged Property must be Transferred in accordance with Section 7.05(b) no later than 30 days following the date of the Notice.

(k)	Borrower’s Rights Following a Casualty. Subject to Section 6.10(j), and provided no Event of Default has occurred and is continuing, following a casualty, Borrower may take the following actions:

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(i)
If a casualty results in damage to any Mortgaged Property for which the cost of Repairs required to complete the Restoration will be equal to or less than $20,000, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the Insurance proceeds are used solely for the Restoration of the applicable Mortgaged Property.

(ii)
If a casualty results in damage to any Mortgaged Property for which the cost of Repairs required to complete the Restoration will be more than $20,000, but less than 50% of the Release Amount for the Mortgaged Property, Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender will, at its option, hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property.

(iii)
If a casualty results in damage to the Mortgaged Property for which the cost of Repairs required to complete the Restoration will be equal to or greater than 50% of the Release Amount for the Mortgaged Property, Borrower must obtain the consent of Lender prior to making any proof of loss or adjusting or compromising the claim, and Lender will, at its option, hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property.

(l)
Lender’s Succession to Insurance Policies. If any Mortgaged Property is sold at a foreclosure sale or Lender acquires title to a Mortgaged Property, then Lender will automatically succeed to all rights of Borrower in and to any Insurance policies and unearned Insurance premiums and in and to the proceeds resulting from any damage to such Mortgaged Property prior to such sale or acquisition.

(m)
Payments After Application of Insurance Proceeds. Unless Lender otherwise agrees in writing, any application of any Insurance proceeds to the Indebtedness will not extend or postpone the due date, or change the amount, of any monthly payments referred to in the Note or Article IV of this Loan Agreement.

(n)	Assignment of Insurance Proceeds. Borrower agrees to execute such further evidence of assignment of any Insurance proceeds as Lender may require.

(o)
Borrower Acknowledgment of Lender’s Right to Change Insurance Requirements. Borrower acknowledges and agrees that Lender’s Insurance requirements may change from time to time throughout the term of the Indebtedness to include coverage for the kind of risks customarily insured against and in such minimum coverage amounts and maximum deductibles as are generally required by institutional lenders for properties comparable to the Mortgaged Properties.

(p)
Blanket Policy. The Insurance coverage required by this Section 6.10 may be effected under a blanket policy or policies covering all the Mortgaged Properties if such blanket policy has been approved in advance by Lender.

6.11	Condemnation.

(a)
Borrower’s Obligations Generally. Borrower will promptly notify Lender in writing of any action or proceeding or notice relating to any proposed or actual condemnation or other taking, or conveyance in lieu thereof, of all or any part of any Mortgaged Property, whether direct or indirect (“Condemnation”). Borrower will appear in, and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney in fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation, after consultation with Borrower

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and consistent with commercially reasonable standards of a prudent lender. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 6.11(a) will require Lender to incur any expense or take any action. Borrower transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to any Mortgaged Property caused by governmental action that does not result in a Condemnation. Borrower agrees to execute such further evidence of assignment of any Condemnation awards or proceeds as Lender may require.

(b)	Lender’s Options Following a Condemnation.

(i)
Following a Condemnation, Lender may, at Lender’s option, (i) hold the Condemnation award or proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property, or (ii) apply the Condemnation award or proceeds to the payment of the Indebtedness, whether or not then due. Unless Lender otherwise agrees in writing, any application of any Condemnation award to the Indebtedness will not extend or postpone the due date, or change the amount, of any monthly payments referred to in the Note or Article IV of this Loan Agreement.

(ii)
If, in Lender’s discretion, the cost of Restoration following a Condemnation will exceed 50% of the Release Amount, then Lender may require Borrower to Transfer the Mortgaged Property to a third-party and pay down the Indebtedness by an amount equal to the Release Amount plus all interest amounts required under the Note in accordance with Section 7.05(b) of this Agreement.

(iii)
If Lender elects to exercise its option under Section 6.11(b)(ii), then Lender will provide Borrower with Notice that the Mortgaged Property must be Transferred in accordance with Section 7.05(b) no later than 30 days following the date of the Notice.

(c)
Borrower’s Rights Following a Casualty. Subject to Section 6.11, and provided no Event of Default has occurred and is continuing, then following a Condemnation, Borrower may take the following actions:

(i)
If a Condemnation results in proceeds or awards of $20,000 or less, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the Insurance proceeds are used solely for the Restoration of the applicable Mortgaged Property.

(ii)
If a Condemnation results in proceeds or awards of more than $20,000, but less than 50% of the Release Amount for the Mortgaged Property, Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender will, at its option, hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the applicable Mortgaged Property.

(iii)
If a Condemnation results in damage to the Mortgaged Property for which the cost of Repairs required to complete the Restoration will be equal to or greater than 50% of the Release Amount for the Mortgaged Property, Borrower must obtain the consent of Lender prior to making any proof of loss or adjusting or compromising the claim, and Lender will, at its option, hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the applicable Mortgaged Property

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(d)
Succession to Condemnation Proceeds. If any Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, then Lender will automatically succeed to all rights of Borrower in and to any Condemnation proceeds and awards prior to such sale or acquisition.

6.12	Environmental Hazards.

(a)	Prohibited Activities and Conditions. Borrower will comply with all Hazardous Materials Laws applicable to any Mortgaged Property and will not cause or permit Prohibited Activities or Conditions.

(b)	Notice to Lender. Borrower will promptly give Notice to Lender upon the occurrence of any of the following events:

(i)	Borrower’s discovery of any Prohibited Activity or Condition.

(ii)
Borrower’s receipt of or knowledge of any written complaint, order, notice of violation or other communication from any tenant, Property Manager, Governmental Authority or other Person with regard to present or future alleged Prohibited Activities or Conditions, or any other environmental, health or safety matters affecting the Mortgaged Properties.

(iii)	Borrower’s breach of any of its obligations under this Section 6.12.

Any such Notice given by Borrower will not relieve Borrower of, or result in a waiver of, any obligation under this Loan Agreement, the Note or any other Loan Document.

(c)	Lender’s Option following a Hazardous Materials Event.

(i)
If notwithstanding Borrower’s obligations under this Section 6.12, Borrower fails to comply with Hazardous Materials Laws applicable to a Mortgaged Property or Prohibited Activities or Conditions exist at a Mortgaged Property (“Hazardous Materials Event”), then Lender may require Borrower to Transfer the Mortgaged Property to a third party and pay down the Indebtedness by an amount equal to the Release Amount plus all interest amounts required under the Note in accordance with Section 7.05(b) of this Agreement.

(ii)
If Lender elects to exercise its option under Section 6.12(c)(i), then Lender will provide Borrower with Notice that the Mortgaged Property must be Transferred in accordance with Section 7.05(b) no later than 30 days following the date of the Notice.

(d)
Environmental Inspections, Tests and Audits. Borrower will pay promptly the costs of any environmental inspections, tests or audits, a purpose of which is to identify the extent or cause of or potential for a Prohibited Activity or Condition (“Environmental Inspections”), required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender’s consent to any Transfer under Article VII, or required by Lender following a determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including Attorneys’ Fees and Costs and the costs of technical consultants whether incurred in connection with any judicial or administrative process or otherwise) that Borrower fails to pay promptly will become an additional part of the Indebtedness as provided in Section 8.02. As long as: (i) no Event of Default has occurred and is continuing, (ii) Borrower has actually paid for or reimbursed Lender for all costs of any such Environmental Inspections performed or required by Lender, and (iii) Lender is not prohibited by law, contract or otherwise from doing so, Lender will make available to Borrower, without representation of any kind, copies of Environmental Inspections prepared by third parties and delivered to Lender. Lender reserves the right, and Borrower expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by or for Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any Environmental Inspections made by or for Lender. Borrower acknowledges that Lender cannot control or otherwise ensure the truthfulness or accuracy of the

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results of any Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount that a party may bid at such sale. Borrower agrees that Lender will have no liability whatsoever as a result of delivering the results of any Environmental Inspections made by or for Lender to any third party, and Borrower releases and forever discharges Lender from any and all claims, damages or causes of action arising out of, connected with or incidental to the results of the delivery of any Environmental Inspections made by or for Lender.

(e)
Remedial Work. If any investigation, site monitoring, containment, clean-up, Restoration or other remedial work (“Remedial Work”) is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property, or is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, then Borrower will, by the earlier of (i) the applicable deadline required by Hazardous Materials Law, or (ii) 30 days after Notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and must in any event complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, then Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower will reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender will become part of the Indebtedness as provided in Section 8.02.

(g)
Borrower Contest of Order. Notwithstanding Section 6.12(e), Borrower may contest the order of any Governmental Authority in good faith through appropriate proceedings, provided that (i) Borrower has demonstrated to Lender’s satisfaction that any delay in completing Remedial Work pending the outcome of such proceedings would not (A) result in damage to the Mortgaged Property or to persons who use or occupy the Improvements or (B) otherwise impair Lender’s interest under this Loan Agreement, and (ii) if any delay in completing the Remedial Work results in a Lien against the Mortgaged Property, Borrower must promptly furnish to Lender a bond or other security satisfactory to Lender in an amount not less than 150% of the claim that underlies the Lien.

6.13    Borrower and Pledgor Entity Requirements and Limitations

(a)	Until the Indebtedness is paid in full, Borrower and each Pledgor will satisfy each of the following requirements:

(i)
It will preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and will do all things necessary to observe organizational formalities.

(ii)    It will not merge or consolidate with any other Person.

(iii)
It will not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; to transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than Transfers permitted under this Loan Agreement; to issue additional partnership, membership or other equity interests, as applicable, or to seek to accomplish any of the foregoing.

(iv)	It will not maintain its assets in a way difficult to segregate and identify.

(v)
Borrower will not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Mortgaged Properties and such Personalty as may be necessary for the operation of the Mortgaged Properties and will conduct and operate its business as presently conducted and operated. Pledgor will not acquire, own, hold, lease, operate,

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manage, maintain, develop or improve any assets other than its ownership interest in Borrower.

(vi)
Borrower will not engage in any business or activity other than the ownership, operation and maintenance of the Mortgaged Property and activities incidental to such ownership, operation, and maintenance. Pledgor will not engage in any business or activity other than the ownership of its interest in Borrower.

(vii)
Borrower will not incur or assume any debt other than the Indebtedness, except that Borrower is permitted to incur unsecured trade payables that are necessary for owning and operating the Mortgaged Property (“Trade Payables”). The Trade Payables:

(1)    Must not be evidenced by a promissory note.

(2)    Must be paid within 60 days of the date incurred.

(3)	In the aggregate, at any one time, must not exceed 3% of the Loan Amount.

Pledgor will not incur or assume any debt.

(viii)	It will hold all its assets in its own name and will not commingle its assets with the assets of any other Person.

(ix)	It will identify its assets on its financial statements separate from those of any other Person.

(x)
Except for the terms of the Pledge Agreement, it will not guaranty the debts or obligations of, hold itself out to be responsible for the debts of, pledge its assets for the benefit of or to secure the obligations of, or hold out its credit as being available to satisfy the obligations of, any other Person.

(xi)
Borrower will pay (or cause the Property Manager to pay on behalf of Borrower from Borrower’s funds) its own liabilities (including salaries of its own employees) from its own funds; provided, however, that this requirement will not be deemed to require additional capital contributions by Borrower’s or Pledgor’s members, limited partners, or any Guarantor.

(viii)
It will not enter into any agreement with any affiliate of any Loan Party except upon commercially reasonable terms and conditions that are comparable to those of an arms-length basis with unaffiliated third parties.

(ix)	It will not dissolve, merge, liquidate, consolidate with any other Person or sell, transfer, dispose, or encumber (except with respect to the Loan Documents) all or substantially all of its assets.

(x)	It will not make any loans or advances to any third party (including any affiliate of any Loan Party).

(xi)
It will do, all things necessary to observe organizational formalities and preserve its existence, and it will not, nor will it permit any Person to, (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless Lender has consented, amend, modify or otherwise change its organizational documents in any material respect.

(xii)
It will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any of its affiliates), will correct any known misunderstanding regarding its status as a separate entity, will conduct business in its own name, will not identify itself or any of its affiliates as a division or department or part of the other and will maintain and utilize separate stationery, invoices and checks bearing its own name.

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(xiii)
It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that this requirement will not be deemed to require additional capital contributions by Borrower’s or Pledgor’s members, limited partners, or any Guarantor.

(b)
Borrower represents that it has never owned any real property other than the Mortgaged Property and personal property necessary or incidental to its ownership or operation of the Mortgaged Property and has never engaged in any business other than the ownership and operation of the Mortgaged Property.

(c)
Neither Borrower nor Pledgor will change its jurisdiction of formation or name without receiving Lender’s prior written consent and promptly providing Lender such information and replacement Uniform Commercial Code financing statements as Lender may reasonably request in connection with such a change.

(d)	Borrower and Pledgor will at all times elect to be treated as a “partnership” or “disregarded entity” that is not taxable as a corporation for state and U.S. federal tax purposes.

(e)	Borrower is and will continue to be a single member limited liability company wholly owned and controlled by Pledgor.

(f)	Pledgor is and will continue to be a limited liability company formed in Delaware.

6.14	Restoration, Priority Repairs, Capital Replacements, Property Improvements, and Other Repairs.

(a)	Borrower Obligated to Complete Priority Repairs. Borrower will commence all Priority Repairs as soon as practicable after the Effective Date and will diligently proceed with and complete such Repairs.

(b)
Completion of Work in Good and Workmanlike Manner. All (i) Restoration, (ii) Priority Repairs, (iii) Capital Replacements and (iv) Property Improvements and other Repairs Borrower elects to begin (collectively, “Work”) will be completed in a good and workmanlike manner, with suitable materials, and in accordance with good building practices and all applicable laws, ordinances, rules, regulations, building setback lines and restrictions applicable to the Mortgaged Properties. Borrower agrees to cause the replacement of any material or work that is defective, unworkmanlike or that does not comply with the requirements of this Loan Agreement, as determined by Lender.

(c)
No Conditional Sales Contracts or Lease Agreements. Without the prior written consent of Lender, no materials, machinery, equipment, fixtures or any other part of any Work will be purchased or installed under conditional sale contracts or lease agreements, or any other arrangement wherein title to such Work or any portion of such Work is retained or subjected to a purchase money security interest, or the right is reserved or accrues to anyone to remove or repossess any such Work, or to consider them as personal property.

(d)
Lien Protection. Borrower will promptly pay or cause to be paid, when due, all costs, charges and expenses incurred in connection with the construction and completion of the Work, and will keep the Mortgaged Properties free and clear of any and all Liens other than the Lien of the Security Instrument and any other junior Lien to which Lender has consented.

(e)
Adverse Claims. Borrower will promptly advise Lender in writing of any litigation, Liens or claims affecting any Mortgaged Property and of all complaints and charges made by any Governmental Authority that may delay or adversely affect the Work.

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(f)
Right to Complete Work. If Borrower abandons or fails to proceed diligently with any Restoration, Priority Repair, or Capital Replacement or abandons any other Repair or Property Improvement once undertaken by Borrower, and such abandonment or failure continues for 30 days after Notice from Lender, then Lender will have the right (but not the obligation) to enter upon any Mortgaged Property and take over and cause the completion of such Work. However, no such Notice or cure period will apply in the case of such failure which could, in Lender’s discretion, result in harm to Lender, tenants or third parties or impairment of the security given under this Loan Agreement, the Security Instrument or any other Loan Document. Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is irrevocably appointed the attorney in fact for Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Work and the payment, settlement or compromise of all bills and claims for materials and work performed in connection with the Work) and do any and all things necessary or proper to complete any Work, including signing Borrower’s name to any contracts and documents as may be deemed necessary by Lender. In no event will Lender be required to expend its own funds to complete any Work, but Lender may advance such funds. Any funds advanced will be added to the Indebtedness, secured by the Security Instrument and payable to Lender by Borrower in accordance with the provisions of the Note, this Loan Agreement, the Security Instrument and any other Loan Document pertaining to the protection of Lender’s security and advances made by Lender. Borrower waives all claims it may have against Lender for materials used, work performed or resultant damage to a Mortgaged Property.

(g)
Completion of Work Not a Certification by Lender. Lender’s disbursement of monies from any Reserve Fund or other acknowledgment of completion of any Work in a manner satisfactory to Lender will not be deemed a certification by Lender that the Work has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any Governmental Authority. Borrower will, at all times, have the sole responsibility for ensuring that all Work is completed in accordance with all such requirements of any Governmental Authority.

6.15	Residential Leases.

(a)	All Leases for residential units executed on or after the Effective Date (including renewals of any existing Leases) will satisfy the following conditions:

(i)	They will be on forms acceptable to Lender.

(ii)	They will not include options to purchase or have purchase options associated with them.

(iii)	They will be for initial terms of at least 6 months.

(b)	Borrower will promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect.

6.16
Litigation; Government Proceedings. Borrower will give prompt Notice to Lender of any litigation or governmental proceedings pending or, to the best of Borrower’s knowledge after due inquiry and investigation, threatened in writing against Borrower or any Borrower Principal which might have a Material Adverse Effect.

6.17	Estoppel Certificates; Further Assurances; Lender’s Expenses. Within 10 days after a request from Lender, Borrower will take each of the following actions:

(a)	Deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any Person designated by Lender, as of the date of such statement:

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(i)
that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications),

(ii)	the unpaid principal balance of the Note,

(iii)	the date to which interest under the Note has been paid,

(iv)	that Borrower is not in default under any of the Loan Documents (or, if Borrower is in default, describing such default in reasonable detail),

(v)	whether there are any then-existing setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents, and

(vi)	any additional facts requested by Lender.

(b)
Execute, acknowledge and deliver and, if applicable, cause Guarantor, Pledgor, or Property Manager to execute, acknowledge and deliver, at Borrower’s expense (i) all amendments, modifications, corrections, deletions or additions to this Loan Agreement, the Note, the Security Instrument and/or any other Loan Document, and (ii) any further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances, as may be required by Lender from time to time in order to correct clerical errors and legal deficiencies and to better assure, grant and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Loan Agreement and the other Loan Documents, or in connection with Lender’s consent rights under Article VII; provided, however, that this Section 6.17 is not intended to require Borrower to execute any corrective amendment or modification of the Loan Documents that has the effect of (x) changing the essential economic terms of the Loan set forth in the Commitment Letter, or (y) imposing greater liability under the Loan Documents than that set forth in the terms of the Commitment Letter.

(c)
Borrower agrees that, in connection with each request by Borrower under this Loan Agreement or any Loan Document, Borrower will pay or reimburse Lender for all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender and Loan Servicer, including any fees charged by the Rating Agencies, if applicable, regardless of whether the matter is approved, denied or withdrawn. Any reimbursement due from Borrower to Lender will become part of the Indebtedness as provided in Section 8.02.

6.18	ERISA Requirements.

(a)
Borrower will not engage in any transaction which would cause an action by either Borrower or Lender permitted or required under this Loan Agreement or any other Loan Document to be a non-exempt prohibited transaction under either ERISA or Section 4975 of the Tax Code.

(b)	When requested by Lender, Borrower will deliver to Lender a certification from Borrower with supporting evidence satisfactory to Lender that each of the following is true:

(i)	Borrower is not any of the following:

(A)	An “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA.

(B)    A “plan” to which Section 4975 of the Tax Code applies.

(C)	An entity whose underlying assets constitute “plan assets” of one or more of the plans described in Sections 6.18(c)(i)(A) and (B).

(D)	A “governmental plan” within the meaning of Section 3(32) of ERISA.

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(ii)	Borrower is not subject to state statutes regulating investments or fiduciary obligations with respect to governmental plans.

(iii)	At least one of the following circumstances is true:

(A)	None of the equity interests in Borrower are held by “benefit plan investors” within the meaning of Section 3(42) of ERISA.

(B)	Less than 25% of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of Section 3(42) of ERISA.

(C)	Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2), as amended or any successor provision.

(D)
Borrower qualifies as either an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e), as either may be amended or any successor provisions.

(E)	Borrower is an investment company registered under the Investment Company Act of 1940.

6.19
Economic Sanctions Laws: AML Laws. Borrower will comply with, and will take reasonable measures to ensure that each Borrower Principal will comply with, all Economic Sanctions Laws and AML Laws. Borrower and each Borrower Principal will have in place practices and procedures for the admission of investors which prevent the admission of:

(a)
Any Non-U.S. Equity Holder, or any investor that would have a 25% or more ownership interest in Borrower (whether directly or indirectly), and that has been convicted of a violation of the AML Laws or been the subject of a final enforcement action relating to the AML Laws.

(b)	Any Person with a 25% or more ownership interest in Borrower (whether directly or indirectly) that is on the Prohibited Parties Lists.

(c)    Any Non-U.S. Equity Holder that is on the OFAC Lists.

6.20
Crowdfunding. Borrower and each Borrower Principal will not permit direct or indirect ownership (or other economic) interests of 25% or more in Borrower or any Borrower Principal that have been marketed or sold to investors through any fund of Crowdfunding.

ARTICLE VII	TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER.

7.01	Permitted Transfers. The occurrence of any of the following Transfers will not constitute an Event of Default under this Loan Agreement, notwithstanding any provision of Section 7.02 to the contrary:

(a)	A Transfer to which Lender has consented.

(b)	A Transfer that is not a prohibited Transfer pursuant to Section 7.02.

(c)	A Transfer that is conditionally permitted pursuant to Section 7.03 upon the satisfaction of all applicable conditions.

(d)	A Preapproved Intrafamily Transfer that satisfies the requirements of Section 7.04.

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(e)	A Release Property Transfer or Mandatory Release Property Transfer that satisfies the requirements of Section 7.05(a) or 7.05(b), as applicable.

(f)    A Transfer that satisfies the requirements of Section 7.06.

(g)	The grant of a leasehold interest in an individual residential unit for a term of 2 years or less (or longer if approved by Lender in writing) not containing an option to purchase.

(h)	A Transfer of a Mortgaged Property that has been released from the applicable Security Instrument pursuant to Section 6.10(j) or Section 6.12(c).

(i)	A Condemnation with respect to which Borrower satisfies the requirements of Section 6.11.

(j)
A Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of Liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender.

(k)
The creation of a mechanic’s, materialmen’s or judgment Lien against any Mortgaged Property which is released of record, bonded or otherwise remedied to Lender’s satisfaction within 60 days after the date of creation or is being contested as otherwise provided in this Loan Agreement; provided, however, if Borrower is diligently prosecuting such release or other remedy and advises Lender that such release or remedy cannot be consummated within such 60-day period, Borrower will have an additional period of time (not exceeding 120 days from the date of creation or such earlier time as may be required by applicable law in which the lienholder must act to enforce the Lien) within which to obtain such release of record or consummate such other remedy.

7.02	Prohibited Transfers. The occurrence of any of the following Transfers will constitute an Event of Default under this Loan Agreement:

(a)
A Transfer of all or any part of any Mortgaged Property or any interest in any Mortgaged Property, including the grant, creation or existence of any Lien on a Mortgaged Property, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the Lien of the Security Instrument, other than the Lien of the Security Instrument, or any other Lien to which Lender has consented.

(b)
A Transfer or series of Transfers of any legal or equitable interest of any Guarantor which owns a direct or indirect interest in Borrower that result(s) in such Guarantor no longer owning any direct or indirect interest in Borrower.

(c)	A Transfer of any direct ownership interest in Borrower.

(d)
A Transfer or series of Transfers of any legal or equitable interest since the Effective Date that result(s) in (a) a change of more than 49% of the indirect ownership interests (or beneficial interests, if the applicable entity is a trust) in Borrower or (b) a change of more than 49% of the direct or indirect interests in any Person that Controls Borrower.

(e)
A Transfer of any general partnership interest in a partnership, or any manager interest (whether a member manager or nonmember manager) in a limited liability company if such partnership or limited liability company, as applicable, is a Person that Controls Borrower.

(f)
If Any Person that Controls Borrower is a corporation whose outstanding voting stock is held by 100 or more shareholders, one or more Transfers by a single transferor within a 12-month period affecting an aggregate of 10% or more of that stock.

(g)
The grant, creation or existence of any Lien, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the Lien of the Security Instrument, on any direct or

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indirect ownership interest in Borrower or any Person that Controls Borrower, if the foreclosure of such Lien would result in a Transfer prohibited under Sections 7.02(b), (c), (d), (e), or (f).

7.03
Conditionally Permitted Transfers. The occurrence of any of the following Transfers will not constitute a prohibited Transfer under Section 7.02, provided that Borrower has complied with all applicable specified conditions in this Section 7.03.

(a)
Transfer by Devise, Descent or Operation of Law. Upon the death of a natural person, a Transfer which occurs by devise, descent, or by operation of law (but excluding a Transfer as a result of the death of a Borrower that is a natural person) to one or more Immediate Family Members of such natural person or to a trust or family conservatorship established for the benefit of such Immediate Family Members (each a “Beneficiary”), provided that each of the following conditions is satisfied:

(i)
The Property Manager (if applicable) continues to be responsible for the management of the Mortgaged Properties, and such Transfer will not result in a change in the day-to-day operations of the Mortgaged Properties.

(ii)	Lender receives confirmation acceptable to Lender that Borrower continues to satisfy the requirements of Section 6.13.

(iii)	Following the Transfer, no Non-U.S. Equity Holder or Person with a direct or indirect interest in Borrower equal to or greater than 25% is on any Prohibited Parties List.

(iv)	Each Guarantor executes such documents and agreements as Lender requires to ratify each Guaranty, or in the event of the death of any Guarantor, Borrower causes one of the following to occur:

(A)
Within 60 days following the Guarantor’s death, one or more Persons acceptable to Lender execute(s) and deliver(s) to Lender a replacement guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Effective Date, without any cost or expense to Lender.

(B)
The estate of the deceased Guarantor immediately ratifies the Guaranty in writing, and within 6 months after the date of the death of the deceased Guarantor, one or more Persons acceptable to Lender execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Effective Date, without any cost or expense to Lender.

(v)
Borrower gives Lender Notice of such Transfer together with copies of all documents effecting such Transfer not more than 30 days after the date of such Transfer, and contemporaneously with the Notice, takes each of the following additional actions:

(A)	Borrower reaffirms the representations and warranties under Article V.

(B)
Borrower satisfies Lender that the Beneficiary’s organization, credit and experience in the management of similar properties are appropriate to the overall structure and documentation of the existing financing.

(vi)
Borrower (A) pays the Transfer Processing Fee to Lender, and (B) pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with such Transfer; provided, however, that Lender will not be entitled to collect a Transfer Fee.

(b)
Affiliate Transfer. A Transfer of any direct or indirect interests in Pledgor held by an entity owned and directly or indirectly Controlled by Guarantor to one or more of Guarantor’s Affiliates (“Affiliate Transfer”) provided that each of the following conditions is satisfied:

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(i)
Borrower provides Lender with at least 30 days prior Notice of the proposed Affiliate Transfer, including organizational charts and documents reflecting the structure of Borrower prior to and after the proposed Affiliate Transfer.

(i)
At the time of the proposed Affiliate Transfer, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(ii)	Borrower delivers to Lender a certification that following the proposed Affiliate Transfer, each of the following conditions will be satisfied:

(A)	Control and management of the day-to-day operations of Borrower will continue to be held by the Person exercising such Control and management immediately prior to the Affiliate Transfer.

(B)	No Non-U.S. Equity Holder, and no other person with a direct or indirect interest in Borrower equal to or greater than 25%, is on any Prohibited Parties List.

(iv)	Borrower and Guarantor execute such additional documents as Lender may require to evidence the Affiliate Transfer.

(v)
Borrower (A) pays the Transfer Processing Fee to Lender, and (B) pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with such Transfer; provided, however, that Lender will not be entitled to collect a Transfer Fee.

(c)	Publicly-Held Fund or Publicly-Held Real Estate Investment Trust. If Guarantor is a publicly-held fund or a publicly-held real estate investment trust, either of the following:

(i)	The public issuance of common stock, convertible debt, equity or other similar securities (“Public Fund/REIT Securities”) and the subsequent Transfer of such Public Fund/REIT Securities.

(ii)
The acquisition by a single Public Fund/REIT Securities holder of an ownership percentage of 10% or more in the Pledgor or Guarantor, if within 30 days following the acquisition, Borrower does each of the following:

(A)	Provides notice to Lender of that acquisition.

(B)    Complies with each of the following conditions:

(1)
Borrower certifies in writing to Lender that as of the date of the Transfer either (i) there will be not be any Person with a collective equity interest (whether direct or indirect) of 25% or more in Borrower or (ii) no Borrower Principal (A) is on any Prohibited Parties Lists, (B) has been convicted of any violation of the AML Laws, or (C) has been the subject of a final enforcement action relating to the AML Laws.

(2)
Borrower certifies in writing to Lender that as of the date of the Transfer either (i) there will not be any Non-U.S. Equity Holders, or (ii) no Non-U.S. Equity Holder (A) is on the OFAC Lists, (B) has been convicted of any violation of the AML Laws, or (C) has been the subject of a final enforcement action relating to the AML Laws.

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(d)	Easement, Restrictive Covenant or other Encumbrance. The grant of an easement, restrictive covenant or other encumbrance, provided that each of the following conditions is satisfied:

(i)	Borrower provides Lender with at least 30 days prior Notice of the proposed grant.

(ii)
Prior to the grant, Lender determines that the easement, restrictive covenant or other encumbrance will not materially affect the operation or value of the Mortgaged Property or Lender’s interest in the Mortgaged Property.

(iii)
Borrower pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with reviewing Borrower’s request for Lender’s review of such grant of easement, restrictive covenant or other encumbrance; provided, however, that Lender will not be entitled to collect a Transfer Processing Fee or a Transfer Fee.

(iv)	If the Note is held by a REMIC trust, Lender may require an opinion of counsel which meets each of the following requirements:

(A)	The counsel providing the opinion is acceptable to Lender.

(B)	The opinion is addressed to Lender.

(C)	The opinion is paid for by Borrower.

(D)	The opinion is in form and substance satisfactory to Lender.

(E)	The opinion confirms each of the following:

(1)
The grant of such easement has been effected in accordance with the requirements of Treasury Regulation Section 1.860G-2(a)(8) (as such regulation may be modified, amended or replaced from time to time).

(2)	The qualification and status of the REMIC trust as a REMIC will not be adversely affected or impaired as a result of such grant.

(3)	That there will be no imposition of a tax under applicable REMIC provisions as a result of such grant.

7.04
Preapproved Intrafamily Transfers. The occurrence of a Transfer or a series of Transfers of limited partnership interests or non-managing membership interests that result in a change of more than a 49% indirect interest in Borrower or a 49% direct or indirect interest in a Person that Controls Borrower as set forth in this Section 7.04 will be considered a “Preapproved Intrafamily Transfer” if each of the conditions set forth in Sections 7.04(a) and (b) is satisfied:

(a)	Type of Transfer. The Transfer is one of the following:

(i)	A sale or transfer to one or more of the transferor’s Immediate Family Members.

(ii)	A sale or transfer to any trust having as its sole beneficiaries the transferor and/or one or more of the transferor’s Immediate Family Members.

(iii)	A sale or transfer from a trust to any one or more of its beneficiaries who are the settlor and/or Immediate Family Members of the settlor of the trust.

(iv)	The substitution or replacement of the trustee of any trust with a trustee who is an Immediate Family Member of the settlor of the trust.

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(v)	A sale or transfer from a natural person to an entity owned and under the Control of the transferor or the transferor’s Immediate Family Members.

(b)	Conditions. The Preapproved Intrafamily Transfer satisfies each of the following conditions:

(i)	Borrower provides Lender with 30 days prior Notice of the proposed Preapproved Intrafamily Transfer and pays the Transfer Processing Fee.

(ii)
Following the Transfer, Control and management of the day-to-day operations of Borrower continue to be held by the Person exercising such Control and management immediately prior to the Transfer and there is no change in Guarantor, if applicable.

(iii)	Following the Transfer, no Non-U.S. Equity Holder or Person with a direct or indirect interest in Borrower equal to or greater than 25% is on any Prohibited Parties List.

(iv)
At the time of the Preapproved Intrafamily Transfer, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(v)
Borrower pays Lender all of Lender’s costs, including the cost of all title searches, title insurance and recording costs, and all Attorneys’ Fees and Costs; provided, however, that Lender will not be entitled to collect a Transfer Fee.

(vi)	Lender receives confirmation acceptable to Lender that Section 6.13 continues to be satisfied.

7.05	Mortgaged Property Releases.

(a)
The Transfer of one or more of the Mortgaged Properties (each a “Release Property”) will be considered a “Release Property Transfer” if each of the conditions set forth in this Section 7.05(a) is satisfied.

(i)	No Release Property Transfers can occur in the six months immediately prior to the Maturity Date.

(ii)
No Event of Default has occurred and is continuing, except that if the Release Property Transfer will cure the Event of Default, then the Release Property may be released and the release of such Release Property will be deemed to cure the applicable Event of Default.

(iii)	No more than two Release Property Transfers can occur in a calendar year.

(iv)	Borrower has submitted to Lender, not less than 30 days prior to the proposed Release Property Transfer Date, all the following:

(A)	A Release Property Transfer request substantially in the form attached to this Loan Agreement as Exhibit C.

(B)	Evidence satisfactory to Lender that the conditions of this Section 7.05 are or will be satisfied in connection with the Release Property Transfer

(C)    The Release Property Processing Fee.

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(v)	The Rent to Debt Service Ratio calculated as of each of the following dates is equal to or greater than the Required Rent to Debt Service Ratio specified in Article I:

(A)	The last day of the calendar quarter ended immediately prior to the request for a Release Property Transfer.

(B)	The last day of the month ended immediately prior to the request for a Release Property Transfer.
For the purposes of this Section 7.05, the “Rent to Debt Service Ratio” means a ratio as calculated by Lender of (a) Rents actually collected by Borrower for the Mortgaged Properties for the immediately preceding twelve full calendar months, minus the Rents during that period attributable to the Release Properties to (b) twelve times the amount of principal and interest payable under the Note for the immediately preceding month.

(vi)	The sum of the Mortgaged Properties released in connection with this and all prior Release Property Transfers does not exceed the Property Release Cap specified in Article I.

(vii)	Borrower, Pledgor, and Guarantor execute such additional documents as Lender may require to evidence the Release Property Transfer.

(viii)	The Release Property will be Transferred in exchange for United States dollars on arms-length terms and conditions to a Person that is not an Affiliate of the Borrower.

(ix)	Borrower pays or reimburses Lender, upon demand, for all costs and expenses including all Attorneys’ Fees and Costs, incurred by Lender in connection with the Release Property Transfer.

(x)
At the time of the Transfer, Borrower pays the Release Amount to Lender, plus all interest and prepayment premium amounts required under the Note; provided, however, that Lender will not be entitled to collect a Transfer Processing Fee or a Transfer Fee.

(b)
The required Transfer of one or more of the Mortgaged Properties following a casualty, condemnation, or Hazardous Materials Event pursuant to Section 6.10(j), 6.11(b), or 6.12(c) (each a “Mandatory Release Property”) will be considered a “Mandatory Release Property Transfer” if each of the conditions set forth in this Section 7.05(b) is satisfied.

(i)	Borrower has received notice from Lender that a Mandatory Release Property Transfer is required.

(ii)	Borrower, Pledgor, and Guarantor execute such additional documents as Lender may require to evidence the Mandatory Release Property Transfer.

(iii)	Borrower pays or reimburses Lender, upon demand, for all costs and expenses including all Attorneys’ Fees and Costs, incurred by Lender in connection with the Mandatory Release Property Transfer

(iv)
At the time of the Transfer, Borrower pays the Release Amount to Lender; plus all interest amounts required under the Note; provided, however, that Lender will not be entitled to collect a Release Property Processing Fee, Transfer Processing Fee, a Transfer Fee, or a prepayment premium.

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7.06
Lender’s Consent to Prohibited Transfers. A Transfer that results in a change in the direct or indirect Control of the Borrower or the Pledgor will not constitute a prohibited Transfer under Section 7.02 if each of the conditions set forth in this Section 7.06 is satisfied.

(a)
Borrower provides Lender with at least 30 days prior Notice of the proposed Transfer, including organizational charts and documents reflecting the direct and indirect ownership and Control of Borrower and Pledgor prior to and after the proposed Transfer, and pays the Transfer Processing Fee.

(b)
At the time of the proposed Transfer, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(c)	No Non-U.S. Equity Holder and no other person with a direct or indirect interest in Borrower equal to or greater than 25%, is on any Prohibited Parties List.

(d)	Lender determines that each of the following conditions is satisfied:

(i)	The transferee meets Lender’s eligibility, credit, management and other standards (including any standards with respect to previous relationships between Lender and the transferee).

(ii)	The transferee’s organization, credit and experience in the management of similar properties is appropriate to the overall structure and documentation of the Loan.

(iii)	At the time of the proposed Transfer, all the Mortgaged Properties meet Lender’s standards as to their physical condition, occupancy, net operating income and the accumulation of reserves.

(iv)	Following the Transfer, the Mortgaged Properties will be managed by one or more Property Managers meeting the requirements of Section 6.09(d).

(vii)	Following the Transfer, Borrower and Pledgor will continue to meet the requirements of Section 6.13.

(e)
Borrower, Pledgor, Guarantor, and transferee(s) execute such additional documents as Lender may require to evidence the Transfer, provided there will not be any adjustment to the rate at which the Indebtedness bears interest or to any other economic terms of the Indebtedness set forth in the Note.

(f)
Lender has received such legal opinions as Lender deems necessary, including an opinion that the assignment and assumption of the Loan Documents has been duly authorized, executed, and delivered and that the assignment documents are enforceable as the obligations of Borrower, Pledgor, Guarantor, and transferee(s), as applicable.

(g)
Borrower pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with the Transfer, and pays Lender the Transfer Fee.

ARTICLE VIII    EVENTS OF DEFAULT AND REMEDIES.

8.01	Events of Default. The occurrence of any one or more of the following will constitute an “Event of Default” under this Loan Agreement:

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(a)	Borrower fails to pay or deposit when due any amount required by the Note, this Loan Agreement or any other Loan Document.

(b)
Borrower or any of its officers, directors, trustees, general partners, or managers, or any Guarantor, commits fraud or makes a material misrepresentation or material omission in connection with any of the following:

(i)	The application for or creation of the Indebtedness.

(ii)	Any financial statement, Rent Schedule or other report or information provided to Lender during the term of the Indebtedness.

(iii)	Any request for Lender’s consent to any proposed action, including a request for disbursement of funds under this Loan Agreement or a release of a Mortgaged Property.

(c)	Borrower has made any representation or warranty in this Loan Agreement that is false or misleading in any material respect.

(d)	Borrower fails to maintain the Insurance coverage required by Section 6.10.

(e)	Borrower fails to comply with the Condemnation provisions of Section 6.11.

(f)	Borrower fails to comply with the provisions of Section 6.13.

(g)	A Transfer occurs that violates the provisions of Article VII, whether or not any actual impairment of Lender’s security results from such Transfer.

(h)
A forfeiture action or proceeding, whether civil or criminal, is commenced which could result in a forfeiture of any Mortgaged Property or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in any Mortgaged Property.

(i)	Reserved.

(j)	Borrower fails to perform any of its obligations under any Property Documents, and such failure continues beyond any applicable cure period, if any.

(k)	Reserved.

(l)	Any of the following occurs:

(i)
Borrower commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debt, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets.

(ii)
Any party other than Lender commences any case, proceeding or other action of a nature referred to in Section 8.01(l)(i) against Borrower which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) has not been dismissed, discharged or bonded within a period of 90 days following commencement.

(iii)
Any case, proceeding or other action is commenced against Borrower seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order by a court of competent jurisdiction

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for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry of such order.

(iv)	Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.01(l)(i), (ii) or (iii).

(m)	Reserved.

(n)
A Guarantor files for bankruptcy protection under the Bankruptcy Code or a Guarantor voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or any creditor (other than Lender) of a Guarantor commences any involuntary case against a Guarantor pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights, unless each of the following conditions is satisfied:

(i)	Borrower or Guarantor provides Notice of such action to Lender within 30 days after the filing of such action.

(ii)
Either (A) the case is dismissed or discharged within 90 days after filing, or (B) within 90 days following the date of such filing or commencement, the affected Guarantor is replaced with one or more other Persons acceptable to Lender, each of whom executes and delivers to Lender a replacement Guaranty in form and content acceptable to Lender; provided, however, that if Lender determines that any proposed replacement Guarantor is not acceptable, then the action will constitute a prohibited Transfer governed by Section 7.02.

(iii)	If Borrower must provide a replacement Guarantor pursuant to Section 8.01(n)(ii), Borrower pays the Transfer Processing Fee to Lender.

(o)    The dissolution of any Guarantor that is an entity, unless within 30 days following the dissolution of Guarantor, Borrower causes one or more Persons acceptable to Lender to execute and deliver to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Effective Date, without any cost or expense to Lender.

(p)	The death of any Guarantor who is a natural person, unless Borrower satisfies one of the conditions set forth in Section 7.03(a)(iii).

(q)
If the Guaranty includes the “Expiring Term of Existence” rider, the Expiring Guarantor (as defined in the rider) does not comply with any of the requirements in the rider, including extending its term of existence, providing one or more replacement guarantors, or providing cash or letter of credit collateral for its obligations under the Guaranty.

(r)
Borrower fails to perform any of its obligations under this Loan Agreement (other than those Events of Default specified in Sections 8.01(a) through (q) or included on any exhibit, schedule, or rider attached to this Loan Agreement) as and when required, and that failure continues for a period of 30 days after Notice of the failure by Lender to Borrower.

However, if Borrower’s failure to perform its obligations as described in this Section 8.01(r) is of the nature that it cannot be cured within the 30-day cure period after Notice from Lender but reasonably could be cured within 90 days, then Borrower will have additional time as determined by Lender (not to exceed an additional 60 days) in which to cure the default, provided that Borrower has diligently commenced to cure the default during the initial 30-day cure period and diligently pursues the cure of the default.

No Notice or cure periods will apply in the case of any failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Loan Agreement, result in harm

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to Lender, danger to tenants or third parties, or impairment of the Note, the Security Instrument, this Loan Agreement, or any other security given under any other Loan Document.

(s)
Any Loan Party fails to perform any of its obligations as and when required under any Loan Document other than this Loan Agreement and that failure continues beyond the applicable cure period, if any, specified in that Loan Document.

8.02	Protection of Lender’s Security; Security Instrument Secures Future Advances.

(a)
If Borrower fails to perform any of its obligations under this Loan Agreement or any other Loan Document, or if any action or proceeding is commenced which purports to affect any Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including: (i) payment of Attorneys’ Fees and Costs, (ii) payment of fees and out-of-pocket expenses of accountants, inspectors and consultants, (iii) entry upon a Mortgaged Property to make Repairs or secure the Mortgaged Property, (iv) procurement of the Insurance required by Section 6.10, (v) payment of amounts which Borrower has failed to pay under Section 6.08, (vi) performance of Borrower’s obligations under Section 6.09, and (vii) advances made by Lender to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a Prior Lien.

(b)
Any amounts disbursed by Lender under this Section 8.02, or under any other provision of this Loan Agreement that treats such disbursement as being made under this Section 8.02, will be secured by the Security Instrument, will be added to, and become part of, the principal component of the Indebtedness, will be immediately due and payable and will bear interest from the date of disbursement until paid at the Default Rate.

(c)	Nothing in this Section 8.02 will require Lender to incur any expense or take any action.

8.03	Remedies.

(a)	Upon an Event of Default, Lender may exercise any or all of its rights and remedies provided under the Loan Documents and Borrower will pay all associated costs, including Attorneys’ Fees and Costs.

(b)
Each right and remedy provided in this Loan Agreement is distinct from all other rights or remedies under this Loan Agreement or any other Loan Document or afforded by applicable law or equity, and each will be cumulative and may be exercised concurrently, independently or successively, in any order. Lender’s exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

(c)	Lender will have all remedies available to Lender under Revised Article 9 of the UCC, the Loan Documents and under applicable law.

(d)
Lender may also retain all money in the Reserve Funds, including interest, and in Lender’s discretion, may apply such amounts, without restriction and without any specific order of priority, to the payment of any and all Indebtedness.

(e)
If a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents, Lender has an obligation to act reasonably or promptly, then Lender will not be liable for any monetary damages, and Borrower’s sole remedy will be limited to commencing an action seeking injunctive

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relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably will be determined by an action seeking declaratory judgment.

8.04	Forbearance.

(a)
Lender may (but will not be obligated to) agree with Borrower, from time to time, and without giving Notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor or other third party obligor, to take any of the following actions:

(i)	Extend the time for payment of all or any part of the Indebtedness.

(ii)	Reduce the payments due under any of the Loan Documents.

(iii)	Release anyone liable for the payment of any amounts due under any of the Loan Documents.

(iv)	Accept a renewal of the Note.

(v)	Modify the terms and time of payment of the Indebtedness.

(vi)	Join in any extension or subordination agreement.

(vii)	Release any portion of any Mortgaged Property.

(viii)	Take or release other or additional security.

(ix)	Modify the rate of interest or period of amortization of the Note or change the amount of the monthly payments payable under the Note.

(x)	Otherwise modify this Loan Agreement, the Note or any other Loan Document.

(b)
Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law will not be a waiver of or preclude the exercise of any other right or remedy, or the subsequent exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, will not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness will not constitute an election of remedies by Lender so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds under Sections 6.10 and 6.11 will not operate to cure or waive any Event of Default.

8.05
Waiver of Marshalling. Notwithstanding the existence of any other security interests in the Mortgaged Properties held by Lender or by any other party, Lender will have the right to determine the order in which any or all of the Mortgaged Properties will be subjected to the remedies provided in this Loan Agreement or any other Loan Document or applicable law. Lender will have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future owns or acquires a security interest in any Mortgaged Property and who has actual or constructive notice of the Security Instrument waives any and all right to require the marshalling of assets or to require that any Mortgaged Property be sold in the inverse order of alienation or that any Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Loan Agreement.

8.06	Severance.

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(a)
During the continuance of an Event of Default, Lender will have the right from time to time to partially foreclose any Security Instrument or the Lien of any of the other Loan Documents in any manner and for any amounts secured by the Loan Documents then due and payable as determined by Lender, including the following circumstances: (A) if Borrower defaults beyond any applicable grace period in the payment of one or more required payments of principal and interest, Lender may foreclose one or more of the Security Instruments or other Loan Documents to recover such delinquent payments, or (B) if Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments or other Loan Documents to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgages and the other Loan Documents as Lender may elect. Notwithstanding one or more partial foreclosures, the collateral for the Loan will remain subject to the Security Instruments and the other Loan Documents to secure payment of the sums secured by the Loan Documents and not previously recovered.

(b)
During the continuance of an Event of Default, Lender will have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, Loan Documents and other security documents in such denominations as Lender will determine for purposes of evidencing and enforcing its rights and remedies provided under the Loan Documents. Borrower will execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender will request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney will do by virtue thereof; provided, however, Lender will not make or execute any such documents under such power until three days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power.

ARTICLE IX    RELEASE; INDEMNITY.

9.01
Release. Borrower covenants and agrees that, in performing any of its duties under this Loan Agreement, none of Lender, Loan Servicer or any of their respective agents or employees will be liable for any losses, claims, damages, liabilities, or expenses that may be incurred by any of them as a result of such performance, except that no party will be released from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

9.02	Indemnity.

(a)
General Indemnity. Borrower agrees to indemnify, hold harmless and defend Lender, including any custodian, trustee and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, any prior owner or holder of the Note, the Loan Servicer, any prior Loan Servicer, the officers, directors, shareholders, partners, employees and trustees of each of the foregoing, and the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, “Indemnitees”) against any and all losses, claims, damages, liabilities, and expenses, including Attorneys’ Fees and Costs, which may be imposed or incurred by any of them directly or indirectly arising out of, or in any way relating to, or as a result of: (i) any failure of any Mortgaged Property to comply with the laws, regulations, ordinances, codes or decrees of any Governmental Authority, including those pertaining to the Americans with Disabilities Act, zoning, occupancy and subdivision of real property, (ii) failure of Borrower or any Borrower Principal to comply with the Economic Sanction Laws or AML Laws, or (iii) any obligation of Borrower under any Lease, and (iv) any accident, injury or death to any natural person on any Mortgaged Property or any damage to personal property located on any Mortgaged Property, except that no such party will be indemnified from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

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(b)
Environmental Indemnity. Borrower agrees to indemnify, hold harmless and defend Indemnitees from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including Attorneys’ Fees and Costs and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

(i)	Any breach of any representation or warranty of Borrower in Section 5.05.

(ii)	Any failure by Borrower to perform any of its obligations under Section 6.12.

(iii)	The existence or alleged existence of any Prohibited Activity or Condition.

(iv)	The presence or alleged presence of Hazardous Materials on or under any Mortgaged Property or in any of the Improvements.

(v)	The actual or alleged violation of any Hazardous Materials Law.

(c)
Indemnification Regarding ERISA Covenants. BORROWER WILL INDEMNIFY LENDER AND DEFEND AND HOLD LENDER HARMLESS FROM AND AGAINST ALL CIVIL PENALTIES, EXCISE TAXES, OR OTHER LOSS, COST, DAMAGE AND EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED IN THE INVESTIGATION, DEFENSE AND SETTLEMENT OF CLAIMS AND LOSSES INCURRED IN CORRECTING ANY PROHIBITED TRANSACTION OR IN THE SALE OF A PROHIBITED LOAN, AND IN OBTAINING ANY INDIVIDUAL PROHIBITED TRANSACTION EXEMPTION UNDER ERISA THAT MAY BE REQUIRED, IN LENDER’S DISCRETION) THAT LENDER MAY INCUR, DIRECTLY OR INDIRECTLY, AS A RESULT OF DEFAULT UNDER SECTION 6.18. THIS INDEMNITY WILL SURVIVE ANY TERMINATION, SATISFACTION OR FORECLOSURE OF THE SECURITY INSTRUMENT.

(d)
Selection and Direction of Counsel. Counsel selected by Borrower to defend Indemnitees will be subject to the approval of those Indemnitees. In any circumstances in which the indemnity under this Article IX applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which will not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. However, unless an Event of Default has occurred and is continuing, or the interests of Borrower and Lender are in conflict, as determined by Lender, Lender will permit Borrower to undertake the actions referenced in this Article IX so long as Lender approves such action, which approval will not be unreasonably withheld or delayed. Borrower will reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, consultants’ fees and Attorneys’ Fees and Costs.

(e)
Settlement or Compromise of Claims. Borrower will not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (“Claim”), settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender, or (ii) may materially and adversely affect Lender, as determined by Lender.

(f)
Effect of Changes to Loan on Indemnification Obligations. Borrower’s obligation to indemnify the Indemnitees will not be limited or impaired by any of the following, or by any failure of Borrower or any Guarantor to receive notice of or consideration for any of the following:

(i)	Any amendment or modification of any Loan Document.

(ii)	Any extensions of time for performance required by any Loan Document.

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(iii)
Any provision in any of the Loan Documents limiting Lender’s recourse to property securing the Indebtedness, or limiting the personal liability of Borrower or any other party for payment of all or any part of the Indebtedness.

(iv)	The accuracy or inaccuracy of any representations and warranties made by Borrower under any of the Loan Documents.

(v)	The release of Borrower or any other Person, by Lender or by operation of law, from performance of any obligation under any Loan Document.

(vi)	The release or substitution in whole or in part of any security for the Indebtedness.

(vii)	Lender’s failure to properly perfect any Lien or security interest given as security for the Indebtedness.

(g)	Payments by Borrower. Borrower will, at its own cost and expense, do all of the following:

(i)
Pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding arising out of any matters against which Indemnitees are entitled to be indemnified under this Article IX.

(ii)	Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article IX.

(iii)
Reimburse Indemnitees for any and all expenses, including Attorneys’ Fees and Costs, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article IX, or in monitoring and participating in any legal or administrative proceeding.

(h)
Other Obligations. The provisions of this Article IX will be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee will be entitled to indemnification under this Article IX without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Properties or any of them or any other security, pursued any rights against any Guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one Person, then the obligation of those Persons to indemnify the Indemnitees under this Article IX will be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Article IX will survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Lien of the Security Instrument. However, if Lender has never been a mortgagee-in-possession of, or held title to, the Mortgaged Properties or any of them, Borrower will have no obligation to indemnify the Indemnitees under this Article IX after the date of the release of record of the Lien of the Security Instrument by payment in full at the Maturity Date or by voluntary prepayment in full.

ARTICLE X     MISCELLANEOUS PROVISIONS.

10.01
Waiver of Statute of Limitations, Offsets and Counterclaims. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of this Loan Agreement or the Lien of the Security Instrument or to any action brought to enforce any Loan Document. Borrower waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under the Loan Documents will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

10.02.  Governing Law; Consent to Jurisdiction and Venue. The parties intend that Lender will assign the Loan, the Loan Agreement, the Security Instruments, the Pledge Agreement and the other Loan Documents to the Federal Home Loan Mortgage Corporation, a congressionally-chartered government-sponsored enterprise

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having its principal place of business in McLean, Virginia. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Borrower submits to the in personam jurisdiction of any federal or state court in (i) any state or jurisdiction in which any Mortgaged Property is located and (ii) the Commonwealth of Virginia with respect to any proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent permitted under applicable law, any objections Borrower may now or hereafter have to the venue of any suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower acknowledges that the foregoing venue provision is integral to Lender’s realization of its rights hereunder. Borrower further acknowledges that it is not in a disparate bargaining position, that it is a commercial enterprise, with sophisticated financial, legal and economic experience, and that the venue selections contained in this Agreement are not unreasonable, unjust, inconvenient or overreaching.

10.03	Notice.

(a)
All Notices under or concerning this Loan Agreement will be in writing. Each Notice will be deemed given on the earliest to occur of: (i) the date when the Notice is received by the addressee, (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as shown in Article I.

(b)
Any party to this Loan Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 10.03. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 10.03, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice that it rejects or refuses will be deemed for purposes of this Section 10.03 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)	Any Notice under any other Loan Document that does not specify how Notices are to be given will be given in accordance with this Section 10.03.

10.04
Successors and Assigns Bound. This Loan Agreement will bind the respective successors and assigns of Borrower and Lender, and the rights granted by this Loan Agreement will inure to Lender’s successors and assigns.

10.05
Joint and Several (and Solidary) Liability. If more than one Person signs this Loan Agreement as Borrower, then the obligations of such Persons will be joint and several. For a Mortgaged Property located in Louisiana, if more than one Person signs this Loan Agreement as Borrower, then the obligations of such Persons will be joint and several and solidary, and wherever the phrase “joint and several” appears in this Loan Agreement, the phrase is amended to read “joint, several, and solidary.”

10.06	Relationship of Parties; No Third Party Beneficiary.

(a)
The relationship between Lender and Borrower will be solely that of creditor and debtor, respectively, and nothing contained in this Loan Agreement will create any other relationship between Lender and Borrower. Nothing contained in this Loan Agreement will constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

(b)
No creditor of any party to this Loan Agreement and no other Person will be a third party beneficiary of this Loan Agreement or any other Loan Document. Any arrangement between Lender and any Loan Servicer for loss sharing or interim advancement of funds (“Servicing Arrangement”) will constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness. Borrower will not be a third party beneficiary of any

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Servicing Arrangement. No payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

10.07
Subrogation. If the proceeds of the Loan, or subsequent advances under Section 8.02, are used to pay, satisfy or discharge a Prior Lien, then such Loan proceeds or advances will be deemed to have been advanced by Lender at Borrower’s request, and Lender will automatically, and without further action on its part, be subrogated to the rights, including Lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

10.08
Severability. The invalidity or unenforceability of any provision of this Loan Agreement will not affect the validity or enforceability of any other provision, and all other provisions will remain in full force and effect. This Loan Agreement contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Loan Agreement.

10.09	Amendments. This Loan Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

10.10	Disclosure of Information; Authorization to Publicly Use Loan Information.

(a)
Borrower acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, ownership, purchase, participation or Securitization (if applicable) of the Loan, including any of the Rating Agencies, any entity maintaining databases on the underwriting and performance of commercial mortgage loans, as well as governmental regulatory agencies having regulatory authority over Lender, any and all information which Lender now has or may hereafter acquire relating to the Loan, a Mortgaged Property, Borrower or any Guarantor, as Lender determines necessary or desirable and that such information may be included in disclosure documents in connection with a Securitization (if applicable) or syndication of participation interests, including a prospectus, prospectus supplement, offering memorandum, private placement memorandum or similar document (each, a “Disclosure Document”) and also may be included in any filing with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act. To the fullest extent permitted under applicable law, Borrower irrevocably waives all rights, if any, to prohibit such disclosure, including any right of privacy.

(b)
Borrower agrees that Lender may publicly use, at Lender’s discretion, photographs of the Mortgaged Property, and basic transaction information (for example, the number of units in a Mortgaged Property and the Loan Amount) relating to the Loan.

10.11
Determinations by Lender. In any instance where the consent or approval of Lender may be given or is required, or where Lender is authorized to render any determination, judgment, or decision under this Loan Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision will be made or exercised by Lender (or its designated representative) at its option and in its discretion.

10.12
Sale of Note; Change in Loan Servicer; Loan Servicing. The Note or a partial interest in the Note (together with this Loan Agreement and the other Loan Documents) may be sold one or more times without prior Notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, then Borrower will be given Notice of the change. The Loan Servicer may take all actions regarding the servicing of the Loan unless Borrower receives Notice to the contrary, including the collection of payments, the disbursement and application of Reserve Funds, the giving and receipt of Notice, inspections of the Mortgaged Properties, inspections of Books and Records, and the granting of consents and approvals. If Borrower receives conflicting Notices regarding the identity of the Loan Servicer or any other subject, then any such Notice from Lender will govern.

10.13	Reserved.

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10.14
Lender’s Rights to Sell or Securitize. Borrower acknowledges that Lender, and each successor to Lender’s interest, may (without prior Notice to Borrower or Borrower’s prior consent), sell or grant participations in the Loan (or any part of the Loan), sell or subcontract the servicing rights related to the Loan, securitize the Loan or place the Loan in a trust. Borrower, at its expense, agrees to cooperate with all requests of Lender in connection with any of the foregoing including taking the following actions:

(a)	Executing any financing statements or other documents deemed necessary by Lender or its transferee to create, perfect or preserve the rights and interest to be acquired by such transferee.

(b)	Delivering revised organizational documents, counsel opinions and executed amendments to the Loan Documents satisfactory to the Rating Agencies.

(c)
Providing updated financial information with appropriate verification through auditors’ letters, if required by Lender. (If Lender requires that Borrower’s updated financial information be accompanied by appropriate verification through auditors’ letters, then Lender will reimburse Borrower for the costs which Borrower reasonably incurs in connection with obtaining such auditors’ letters.)

(d)	Providing updated information on all litigation proceedings affecting Borrower or any Borrower Principal as required in Section 6.16.

(e)
Reviewing information contained in any Disclosure Document and providing a mortgagor estoppel certificate, written confirmation of Borrower’s indemnification obligations under this Loan Agreement, and such other information about Borrower, any Guarantor, any Pledgor, any Property Manager, or the Mortgaged Properties as Lender may require for Lender’s offering materials.

Notwithstanding anything set forth above in this Section 10.14, Borrower will not be required to execute any document that changes the interest rate, the Maturity Date or the Amortization Period set forth in the Note, or that modifies or amends any essential economic terms of the Loan.

10.15	Cooperation with Rating Agencies and Investors. If Lender decides to include the Loan as an asset of a Secondary Market Transaction, then Borrower will do all of the following:

(a)	At Lender’s request, meet with representatives of the Rating Agencies and/or investors to discuss the business and operations of the Mortgaged Properties.

(b)	Permit Lender or its representatives to provide related information to the Rating Agencies and/or investors.

(c)	Cooperate with the reasonable requests of the Rating Agencies and/or investors in connection with all of the foregoing.

Notwithstanding anything set forth above in this Section 10.14, Borrower will not be required to execute any document that changes the interest rate, the Maturity Date or the Amortization Period set forth in the Note, or that modifies or amends any essential economic terms of the Loan.

10.16	Exhibits, Schedules, and Riders. This Loan Agreement incorporates all the attached exhibits, schedules, and riders that are listed in Article I or elsewhere in this Loan Agreement.

10.17	Reserved.

10.18	Time is of the Essence. Time is of the essence with respect to each covenant of this Loan Agreement.

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10.19	Construction; Interpretation.

(a)
The captions and headings of the Articles and Sections of this Loan Agreement are for convenience only and will be disregarded in construing this Loan Agreement. Any reference in this Loan Agreement to an “Exhibit,” an “Article” or a “Section” will, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Loan Agreement or to an Article or Section of this Loan Agreement.

(b)	Any reference in this Loan Agreement to a statute or regulation will be construed as referring to that statute or regulation as amended from time to time.

(c)	Use of the singular in this Loan Agreement includes the plural and use of the plural includes the singular. The use of one gender includes the other gender, as the context may require.

(d)	As used in this Loan Agreement, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.”

(e)
Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document in this Loan Agreement will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Loan Agreement), and (ii) any reference in this Loan Agreement to any Person will be construed to include such Person’s successors and assigns.

(f)
Any reference in this Loan Agreement to “Lender’s requirements,” “as required by Lender,” or similar references will be construed, after Securitization, to mean Lender’s requirements or standards as determined in accordance with Lender’s and Loan Servicer’s obligations under the terms of the Securitization documents.

10.20	Right to Apply Proceeds in Connection with Releases. For so long as the Loan or any portion of the Loan is included in a Securitization, then each of the following will apply:

(a)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, if any Mortgaged Property is released from the Lien of the Loan in connection with a casualty, Condemnation or Transfer and if the ratio of (A) the unpaid principal balance of the Loan to (B) the value of the Mortgaged Properties (taking into account only the related land and buildings and not any personal property or going-concern value), as determined by Lender in its discretion based on a commercially reasonable valuation method permitted in connection with a Securitization, is greater than 125% immediately after such casualty, Condemnation or Transfer and before any Restoration or Repair of any Mortgaged Property (but taking into account any planned Restoration or repair of the Mortgaged Property as if such planned Restoration or repair were completed), then Lender will apply any net proceeds or awards from such casualty, Condemnation or Transfer, in full, to the payment of the principal of the Indebtedness whether or not then due and payable, unless Lender has received an opinion of counsel that a different application of such net proceeds or awards will not cause such Securitization to fail to meet applicable federal income tax qualification requirements or subject such Securitization to any tax and the net proceeds or awards are applied in the manner specified in such opinion.

(b)
If neither Borrower nor Lender has the right to receive any or all of the net proceeds or awards as a result of the provisions of any agreement affecting any Mortgaged Property (including any condominium document or reciprocal easement agreement) and, therefore cannot apply such net proceeds or awards to the payment of the principal of the Indebtedness as set forth above, then Borrower will prepay the Indebtedness in an amount which Lender, in its discretion, deems necessary to ensure that the Securitization will not fail to meet applicable federal income tax qualification requirements or be subject to any tax as a result of the casualty, Condemnation, or Transfer.

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ARTICLE XI     DEFINED TERMS.

Capitalized terms used but not otherwise defined in this Loan Agreement have the following definitions:

“Affiliate” of any Person means (i) any other individual or entity that is, directly or indirectly, (A) in Control of the applicable Person, (B) under the Control of the applicable Person or (C) under common Control with the applicable Person; (ii) any individual that is a director or officer of the applicable Person or (iii) any individual that is a director or officer of any entity described in clause (i) of this definition.

“Allocated Loan Amount” means, with respect to each Mortgaged Property, an amount equal to the portion of the Loan made with respect to such Mortgaged Property, as set forth on Schedule I.
“Amortization Period” is defined in the Note.
“AML Laws” means applicable federal anti-money laundering laws and regulations including 18 U.S.C. 1956 and 1957, as amended.

“Assignment of Management Agreement” means each Assignment of Management Agreement and Subordination of Management Fees among Borrower, a Property Manager and Lender, executed pursuant to the terms of this Loan Agreement.

“Attorneys’ Fees and Costs” means: (i) fees and out of pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; (iii) investigatory fees; and (iv) costs for any opinion required by Lender pursuant to the terms of the Loan Documents.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

“Bankruptcy Event” with respect to any Person, means the occurrence of any of the following:

(a)    Such Person voluntarily files for bankruptcy protection under the Bankruptcy Code.

(b)
Such Person voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(c)
Any Mortgaged Property becomes an asset in a voluntary bankruptcy or becomes subject to any voluntary reorganization, receivership, insolvency proceeding, or other similar voluntary proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(d)
An order of relief is entered against such Person pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a Related Party. If such Person, any general partner of such person if such Person is a general partnership, any Guarantor, or any Related Party has solicited creditors to initiate or participate in such a proceeding, regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding will be considered as having been initiated by a Related Party.

(e)
An involuntary bankruptcy or other involuntary insolvency proceeding is commenced against such Person (by a party other than Lender) but only if such Person has failed to use commercially reasonable efforts to dismiss such proceeding or has consented to such proceeding. “Commercially reasonable efforts” will not require any direct or indirect interest holders in such Person to contribute or cause the contribution of additional capital to such Person.

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(f)	If such Person is a general partnership, any of the following occur:

(i)	Any general partner of such Person voluntarily files for bankruptcy protection under the Bankruptcy Code.

(ii)
Any general partner of such Person voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights.

(iii)
An order of relief is entered against any general partner of such Person pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a Related Party.

(viii)
An involuntary bankruptcy or other involuntary insolvency proceeding is commenced against any general partner of such Person (by a party other than Lender) but only if such Person or such general partner of such Person has failed to use commercially reasonable efforts to dismiss such proceeding or has consented to such proceeding. “Commercially reasonable efforts” will not require any direct or indirect interest holders in such Person or such general partner of such Person to contribute or cause the contribution of additional capital to such Person.

“Books and Records” is defined in Section 6.07(a).

“Borrower” means all Persons identified as “Borrower” on page 1 of this Loan Agreement, together with their successors and assigns.

“Borrower Principal” means any of the following: (i) any general partner of Borrower (if Borrower is a partnership), (ii) any manager or managing member of Borrower (if Borrower is a limited liability company), (iii) any Person (limited partner, member or shareholder) with a collective direct or indirect equity interest in Borrower equal to or greater than 25% (if Borrower is an entity) (iv) any trustee of Borrower (if Borrower is a trust), or (v) any Guarantor.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which Lender or the national banking associations are not open for business.

“Claim” is defined in Section 9.02(e).

“Closing Date” means the date on which Lender disburses the proceeds of the Loan to or for the account of Borrower.

“Commitment Letter” means the fully executed commitment letter or early rate lock application between Lender and Borrower issued in connection with the Loan.

“Condemnation” is defined in Section 6.11(a).

“Condemnation Prepayment Amount” is defined in Section 6.11(b).

“Control” means to possess, directly or indirectly through one or more intermediate entities, the power to direct or cause the direction of the management, operation, or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

For example, a trustee of a trust is a Person that Controls that trust; a general partner in a limited partnership is a Person that Controls that limited partnership; a managing member or a non-member manager of a limited liability company is a Person that Controls that limited liability company; members of a limited liability company with a voting interest that permits them (individually or collectively) to direct or control the decisions of the limited liability company are Persons that Control that limited liability company; every general partner in a general partnership or member in a joint venture is a Person that Controls that entity; a shareholder of a corporation that holds 50% or more of the

Loan Agreement – SFR                Page 51

shares in the corporation (whether individually or in the aggregate with its Affiliates) is a Person that Controls that corporation.

“Crowdfunding” means the practice of funding a project or venture by raising capital by either of the following methods:

(i)
Via general solicitation (i.e., marketing directed to the public at large, whether via the internet or otherwise) that (A) names Freddie Mac, or (B) names or contains any information about the Mortgaged Property.

(ii)	From unaccredited investors in a public offering (e.g., under the related exemptions of Title III or Title IV of the Jumpstart Our Business Startups (JOBS) Act.
“Default Rate” is defined in the Note.

“Disclosure Document” is defined in Section 10.10.

“Economic Sanctions Laws” means the foreign assets control regulations, 31 C.F.R. Chapter V, as amended, and any amending federal legislation or executive order relating thereto, as administered by OFAC.

“Eligible Account” means an identifiable account which is separate from all other funds held by the holding institution that is either (i) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., P-1 by Moody’s Investors Service, Inc. and F-3 by Fitch, Inc. in the case of accounts in which funds are held for 30 days or less or, in the case of letters of credit or accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least “A” by Fitch, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “A2” by Moody’s Investors Service, Inc. If at any time an Eligible Institution does not meet the required rating, then the Loan Servicer must move the Eligible Account within 30 days of such event to an appropriately rated Eligible Institution.

“Eligible Lease” means, unless otherwise approved by Lender, a written Lease that satisfies all of the following characteristics:

(i)     It is on a form approved by Lender.

(ii)	It is executed by an Eligible Tenant and Borrower, or Property Manager on behalf of Borrower (or, in the case of a Lease existing on the Closing Date, such Lease has been assigned to Borrower).

(iii)     It has a rental rate and terms consistent with existing local market rates and terms.

(iv)	As of the date the Lease was executed, the Lease had an initial term of at least 6 months and not more than 2 years.

(v)	It complies with all applicable law in all material respects and includes all disclosures required by applicable law.

(vi)	It covers 100% of the square footage of the applicable Mortgaged Property or Unit.

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(vii)	It does not include any purchase option, right of refusal, right of first offer or other similar interest in any Property in favor of any Tenant or other Person.

“Eligible Tenant” means a bona fide third-party lessee of a Mortgaged Property who satisfies each of the following criteria:

(i)
Borrower or Property Manager has verified, based on bona fide written documentation, that the tenant has sufficient financial resources to satisfy its obligations under the Lease for the Mortgaged Property.

(ii)	The tenant is not subject to an ongoing Bankruptcy Event as such date of initial screening (or if not so initially screened, as of the Closing Date).

(iii)	The tenant is not a Loan Party, Affiliate of any Loan Party, or any Immediate Family Member of any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor provision.

“Fixtures” is defined in the Security Instrument.

“FHFA” means the Federal Housing Finance Authority.

“FHFA SCP List” means the Suspended Counterparty List maintained by the FHFA which is currently published at https://www.fhfa.gov/SupervisionRegulation/LegalDocuments/suspendedcounterpartyprogram.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Governmental Authority” means any board, commission, department, agency or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, which has or acquires jurisdiction over any Mortgaged Property, or the use, operation or improvement of any Mortgaged Property, or over Borrower.

“Guarantor” means the Person(s) required by Lender to guaranty all or a portion of Borrower’s obligations under the Loan Documents, as set forth in the Guaranty. The required Guarantors as of the Effective Date are set forth in Article I.

“Guaranty” means the Guaranty (whether one or more) executed by Guarantor and/or any replacement or supplemental guaranty executed pursuant to the terms of this Loan Agreement.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on any Mortgaged Property is prohibited by any Governmental Authority; any substance that requires special handling and any other material or substance now or in the future that (i) is defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” by or within the meaning of any Hazardous Materials Law, or (ii) is regulated in any way by or within the meaning of any Hazardous Materials Law.

“Hazardous Materials Event” is defined in Section 6.12(c).

“Hazardous Materials Law” and “Hazardous Materials Laws” means any and all federal, state and local laws, ordinances, regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future, including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to any Mortgaged Property. Hazardous Materials Laws include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et

Loan Agreement – SFR                Page 53

seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and their state analogs.

“HOA” means a homeowners or condominium association, board, corporation or similar entity with authority to create a Lien on a Mortgaged Property as a result of the non-payment of HOA Fees that are payable with respect to such Mortgaged Property.
“HOA Fees” means all homeowner’s and condominium dues, fees, assessments and impositions, and any other charges levied or assessed or imposed against a Mortgaged Property, or any part thereof, by an HOA.
“HOA Reserve Fund” is defined in Section 4.02(a).

“Immediate Family Members” means a Person’s spouse, parent (including step-parent), child (including stepchild), grandchild (including step-grandchild) or sibling (including step-siblings).

“Improvements” is defined in the Security Instrument.

“Indebtedness” means (i) the principal of, (ii) interest at the fixed or variable rate set forth in the Note on the principal of, and (iii) all other amounts due at any time under, the Note, this Loan Agreement or any other Loan Document, including prepayment charges, late charges, default interest, and advances to protect the security of the Security Instrument as provided in Section 8.02.

“Insurance” means Property Insurance, liability insurance and all other insurance that Lender requires Borrower to maintain pursuant to this Loan Agreement.

“Insurance Reserve Fund” is defined in Section 4.02(a).

“Land” means the land described in Exhibit A to the Security Instrument(s).

“Leases” is defined in the Security Instrument(s).

“Lender” means the entity identified as “Lender” on page 1 of this Loan Agreement, or any subsequent holder of the Note.

“Lien” means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance on any Mortgaged Property or any direct or indirect ownership interest in Borrower.

“Loan” is defined on page 1 of this Loan Agreement.

“Loan Documents” means the Note, the Security Instrument(s), the Pledge Agreement, this Loan Agreement, the Guaranty, any Assignment of Management Agreement, all other guaranties, all indemnity agreements, all collateral agreements, UCC filings and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the Loan.

“Loan Party” means Borrower, each Guarantor and the Pledgor.
“Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive Notices under the Note, the Security Instrument(s), the Pledge Agreement this Loan Agreement and any other Loan Document, and otherwise to service the Loan for the benefit of Lender.

“Manager” or “Managers” means a Person who is named or designated as a manager or managing member or otherwise acts in the capacity of a manager or managing member of a limited liability company in a limited liability company agreement or similar instrument under which the limited liability company is formed or operated.

“Material Adverse Effect” means a significant detrimental effect on: (i) the Mortgaged Properties taken as a whole, (ii) the business, prospects, profits, operations or condition (financial or otherwise) of Borrower, (iii) the enforceability,

Loan Agreement – SFR                Page 54

validity, perfection or priority of the Lien of any Loan Document, or (iv) the ability of Borrower to perform any obligations under any Loan Document.

“Maturity Date” is defined in the Note.

“Mold” means mold, fungus, microbial contamination or pathogenic organisms.

“Mortgaged Property” means, individually, and “Mortgaged Properties” means, collectively, the residential real properties encumbered by the Security Instruments.

“Non-U.S. Equity Holder” means any Person with a collective equity interest (whether direct or indirect) of 10% or more in Borrower, and which is either (a) an individual who is not a citizen of the United States, or (b) an entity formed outside the United States.

“Note” means the Note (including any Amended and Restated Note, Consolidated, Amended and Restated Note, or Extended and Restated Note) evidencing the Indebtedness executed by Borrower in favor of Lender and dated as of the Effective Date, including all schedules, riders, allonges and addenda.

“Notice” or “Notices” means all notices, demands, Lender approvals, and other communication required under the Loan Documents, provided in accordance with the requirements of Section 10.03.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Lists” means either one of the following:

(i)	The OFAC Specially Designated Nationals and Blocked Persons List.

(ii)    The OFAC Consolidated Sanctions List.

“Other Charges” means, (i) all rent and other payments owing to any ground lessor or to any holder of any superior interest in a Mortgaged Property, (ii) HOA Fees and (iii) any other charges levied or assessed or imposed against a Property, or any part thereof, other than Taxes.
“Payment Date” has the meaning given to it in the Note.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personalty” is defined in the Security Instrument(s).

“Pledge Agreement” the Pledge Agreement (whether one or more) executed by Pledgor.
“Pledgor” means the Person who own 100% of the direct interests in Borrower, which interest is pledged to the Lender pursuant to the Pledge Agreement. The required Pledgor as of the Effective Date is set forth in Article I.

“Preapproved Intrafamily Transfer” is defined in Section 7.04.

“Prepayment” is defined in the Note.

“Principal” is defined in the Note.

“Prior Lien” means a pre-existing mortgage, deed of trust or other Lien encumbering the Mortgaged Property.

“Priority Repairs” are identified in Exhibit B.

Loan Agreement – SFR                Page 55

“Prohibited Activity or Condition” means each of the following:

(i)
The presence, use, generation, release, treatment, processing, storage (including storage in above-ground and underground storage tanks), handling or disposal of any Hazardous Materials on or under a Mortgaged Property.

(ii)	The transportation of any Hazardous Materials to, from or across a Mortgaged Property.

(iii)	Any occurrence or condition on a Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws.

The term “Prohibited Activity or Condition” excludes the safe and lawful use and storage of each of the following materials, so long as the materials are used, stored, handled, transported, and disposed of in compliance with Hazardous Materials Laws:

(A)	Prepackaged supplies, cleaning materials, and petroleum products customarily used in the operation and maintenance of comparable properties.

(B)	Cleaning materials, personal grooming items, and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential units in the Mortgaged Properties.

(C)	Petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas.

“Prohibited Parties List” means any one or more of the following:

(i)	The OFAC Lists.

(ii)    The FHFA SCP List.

“Property Document” means each agreement relating to a Mortgaged Property and each other instrument binding on any Mortgaged Property, including any reciprocal easement agreement, declaration of covenants, conditions and restrictions and any condominium or home owner’s association governing documents, rules and regulations.
“Property Improvement” is defined in Section 6.09(e)(v)
“Property Jurisdiction” means the jurisdiction in which the Land is located for any particular Mortgaged Property.

“Property Manager” or “Property Managers” means the Person(s) that manage the Mortgaged Properties as of the Effective Date as listed in Article I, or other residential rental property manager(s) approved by Lender to manage the Mortgaged Properties.

“Rating Agencies” means Fitch, Inc., Moody’s Investors Service, Inc., or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Kroll Bond Rating Agency, Inc. or any successor entity of the foregoing, or any other nationally recognized statistical rating organization.

“Regulatory Agreement” means any recorded or unrecorded agreement with a Regulatory Agreement Agency that encumbers any Mortgaged Property and which imposes use, occupancy and/or rent restrictions on any Mortgaged Property and/or its operation.
“Regulatory Agreement Agency” means a Governmental Authority, acting through any authorized representative, or any quasi-governmental authority, that is entitled to enforce the provisions of a Regulatory Agreement that encumbers any Mortgaged Property.
“Related Party” means all the following:

Loan Agreement – SFR                Page 56

(i)	Borrower.

(ii)	Any general partner of Borrower if Borrower is a general partnership.

(iii)	Any Guarantor.

(iv)
Any Person that holds, directly or indirectly, any ownership interest (including any shareholder, member or partner) in Borrower, any general partner of Borrower if Borrower is a general partnership, any Guarantor, or any Person that has a right to manage Borrower, any general partner of Borrower if Borrower is a general partnership, or any Guarantor.

(v)	Any Person in which Borrower, any general partner of Borrower if Borrower is a general partnership, or any Guarantor has any ownership interest (direct or indirect) or right to manage.

(vi)
Any Person in which any partner, shareholder, or member of Borrower, any general partner of Borrower if Borrower is a general partnership, or any Guarantor has an ownership interest or right to manage.

(vii)	Any Person in which any Person holding an interest in Borrower, any general partner of Borrower if Borrower is a general partnership, or any Guarantor also has any ownership interest.

(viii)	Any creditor of Borrower that is related by blood, marriage or adoption to Borrower or any Guarantor.

(ix)
Any creditor of Borrower or any general partner of Borrower if Borrower is a general partnership that is related to any partner, shareholder or member of, or any other Person holding an interest in, Borrower, any general partner of Borrower if Borrower is a general partnership, or any Guarantor.

“Release Amount” means one of the following, as applicable:

(i)	For a Release Property where there is no continuing Event of Default, 115% of the Allocated Loan Amount for such Mortgaged Property.

(ii)
For a Release Property where there is a continuing Event of Default, the greater of 115% of the Allocated Loan Amount for such Mortgaged Property and 100% of Transfer Proceeds for such Mortgaged Property.

(iii)	For a Mandatory Release Property, 100% of the Allocated Loan Amount for such Mortgaged Property.
“Release Cap” – means the number of Mortgaged Properties that are eligible for release under Section 7.05 and set forth in Article I.
“Release Property” is defined in Section 7.05.
“Release Property Processing Fee” means a nonrefundable fee of $350 for Lender’s review of a proposed Release Property Transfer.

“Rent(s)” is defined in the Security Instrument(s).

“Rent Schedule” means a written schedule for the Mortgaged Properties showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender. The Rent Schedule should be prepared using the template available from Lender, which may be revised from time to time, or in a format otherwise acceptable to Lender.
“Repairs” means all repairs made to the Mortgaged Properties, including all Priority Repairs.

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“Replacement Cost” means the estimated replacement cost of the Improvements, Fixtures, and Personalty, excluding any deduction for depreciation, all as determined annually by Borrower using customary methodology and sources of information acceptable to Lender. Replacement Cost will not include the cost to reconstruct foundations or site improvements, such as driveways, parking lots, sidewalks, and landscaping.

“Required Rent to Debt Service Ratio” means the ratio set forth in Article I.

“Reserve Fund” means the Tax Reserve Fund, Insurance Reserve Fund, Special Purpose Reserve Fund, Capital Replacement and Repair Reserve Fund, HOA Reserve Fund, and any other account established pursuant to Article IV.

“Restoration” is defined in Section 6.10(i).

“Secondary Market Transaction” means: (i) any sale or assignment of this Loan Agreement, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) a participation of the Loan to one or more investors, (iii) any deposit of the Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (iv) any other sale, assignment or transfer of the Loan or any interest in the Loan to one or more investors.

“Securitization” means a transaction in which the Note or any portion of the Note is assigned to a REMIC or grantor trust.

“Security Instrument” means the mortgage(s), deed(s) of trust, deed(s) to secure debt or other similar security instrument(s) encumbering one or more Mortgaged Properties and securing Borrower’s performance of its Loan obligations, including Borrower’s obligations under the Note and this Loan Agreement (including any Amended and Restated Security Instrument, Consolidation, Modification and Extension Agreement, Extension and Modification Agreement or similar agreement or instrument amending and restating existing security instruments).

“Tax Code” means the Internal Revenue Code of the United States, 26 U.S.C. Section 1 et seq.

“Tax Reserve Fund” is defined in Section 4.02(a).

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a Lien on the Land or the Improvements, including any payments made in lieu of Taxes.

“Transfer” means any of the following: (i) a sale, assignment, transfer or other disposition or divestment of any direct or indirect interest in Borrower, a Person that Controls Borrower, or a Mortgaged Property (whether voluntary, involuntary or by operation of law), (ii) the granting, creating or attachment of a Lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law), (iii) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock, (iv) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or Manager in a limited liability company, (v) the merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity and (vi) a change of Guarantor.

For purposes of defining the term “Transfer,” the term “partnership” means a general partnership, a limited partnership, a joint venture, a limited liability partnership, or a limited liability limited partnership and the term “partner” means a general partner, a limited partner, or a joint venturer.

“Transfer” does not include any of the following: (i) a conveyance of a Mortgaged Property at a judicial or non-judicial foreclosure sale under the Security Instrument, (ii) a Mortgaged Property becoming part of a bankruptcy estate by operation of law under the Bankruptcy Code or (iii) the filing or recording of a Lien against a Mortgaged Property for local taxes and/or assessments not then due and payable.

“Transfer Date” means the date upon which a Transfer of a Mortgaged Property is consummated.

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“Transfer Expenses” means, with respect to the Transfer of any Property, the reasonable expenses of Borrower incurred in connection therewith (not to exceed six percent (6.00%) of all gross amounts realized), for any of the following: (i) third party real estate commissions, (ii) the closing costs of the purchaser of such Property actually paid by Borrower and (iii) Borrower’s miscellaneous closings costs, including title, escrow and appraisal costs and expenses.
“Transfer Fee” means a fee paid when the Transfer is completed. Unless otherwise specified, the Transfer Fee will be 1% of the outstanding principal balance of the Indebtedness as of the date of the Transfer.

“Transfer Proceeds” means, with respect to the Transfer of any Property, the gross sales price for such Property (including any earnest money, down payment or similar deposit included in the total sales price paid by the purchaser), less Transfer Expenses.
“Transfer Processing Fee” means a nonrefundable fee of $15,000 for Lender’s review of a proposed or completed Transfer.

“UCC” means the Uniform Commercial Code as promulgated in the applicable jurisdiction.

“Unit” means each separate legal address comprising all or part of a Mortgaged Property.

“Work” is defined in Section 6.14(b).

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BORROWER:

FYR SFR BORROWER, LLC,
a Delaware limited liability company

By:	/s/ Stephen H. Gray
	Name:	Stephen H. Gray
	Title:	Vice President

Loan Agreement – SFR            Signature Page

LENDER:

BERKADIA COMMERCIAL MORTGAGE LLC,
a Delaware limited liability company

By:	/s/ Megan Mather
	Name:	Megan Mather
	Title:	Authorized Representative

Loan Agreement – SFR            Signature Page

Loan Agreement Rider - SFR
Substitutions (Revised 3-20-2018)

A.	Article I is modified by adding a “Property Substitution Cap” table:

Article 1 Property Substitution Cap
Property Substitution Cap	954 Mortgaged Properties
Aggregate Release and Substitution Cap	954 Mortgaged Properties
Additional Permitted Substitute Property MSAs	None
(See Section 7.07 for Mortgaged Property substitution provisions.)

B.	The following new Section 7.01(l) is added:

(l)	A Substitute Property Transfer that satisfies the requirements of Section 7.07.

C.	Section 7.05(a)(vi) is modified as shown below:

(vi)
The sum of the Mortgaged Properties released in connection with this and all prior Release Property Transfers and Substitute Property Transfers does not exceed either the Release Cap or the Aggregate Release and Substitution Cap specified in Article I.

D.    The following new Section 7.07 is added:

7.07	Mortgaged Property Substitutions.

(a)
The Transfer of one or more of the Mortgaged Properties (each a “Replaced Property”) and the simultaneous acquisition by Borrower of one or more replacement properties (each a “Substitute Property” and collectively, the “Substitute Properties”) will be considered a “Substitute Property Transfer” if each of the conditions set forth in this Section 7.07(a) is satisfied.

(i)	The Substitute Property Transfer occurs on or before a date that is six months prior to the Maturity Date.

(ii)	Borrower may request a proposed Substitute Property Transfer no more than ~~twice~~ four (4) times in any calendar year.

(iii)
No Event of Default has occurred and is continuing, except that if the Substitute Property Transfer will cure the Event of Default, then a Replaced Property may be released and substituted with a Substitute Property pursuant to the requirements of this Section 7.07.

(iv)	Each Substitute Property must satisfy the following conditions:

(A)
It is a residential real property of a similar property type as the Replaced Property (such as ~~2-4 family home,~~ townhome~~,~~ or detached single-family residential dwelling), unless otherwise approved by Lender.

(B)	It is not a housing cooperative or manufactured housing.

Loan Agreement – Rider – SFR - Substitutions        Page 1

(C)	It is occupied by an Eligible Tenant acceptable to Lender under an Eligible Lease acceptable to Lender.

(D)	It is a single-family residential dwelling.

(v)	Borrower has submitted to Lender, not less than 60 days prior to the proposed Substitute Property Transfer date, all the following:

(A)	A Substitute Property Transfer request substantially in the form attached to this Loan Agreement as Exhibit E.

(B)	Evidence satisfactory to Lender that the conditions of this Section 7.07 are or will be satisfied in connection with the Substitute Property Transfer.

(C)    The Substitute Property Processing Fee.

(vi)
The sum of the Mortgaged Properties released in connection with this and all prior Substitute Property Transfers and Release Property Transfers does not exceed either the Substitution Cap or the Aggregate Release and Substitution Cap specified in Article I.

(vii)
The rent for the Substitute Property (or Substitute Properties) must equal or exceed the rent for the Replaced Property (or Replaced Properties) (when more than one Mortgaged Property is being substituted, the rental income comparison shall be on an aggregate basis):

(A)	If any Replaced Property is vacant, then annualized market rent for such Replaced Property (as determined by Lender) will be used rather than in-place rent.

(B)
If the Replaced Property was subject to a HUD Section 8 voucher and the Substitute Property is also subject to a HUD Section 8 voucher, Lender in its discretion may accept the maximum rent permitted in accordance with HUD guidelines under the replacement voucher as equaling or exceeding the rent for the Replaced Property under this Section 7.07(a)(vii).

(viii)
Lender has obtained, at Borrower’s expense, one or more appraisals acceptable in all respects to Lender dated no more than 180 days prior to the Substitution Date for all Substitute Properties and Replaced Properties that are part of the proposed Substitute Property Transfer (collectively, “Substitute Property Transfer Appraisals”).

(ix)	The Substitute Property Transfer Appraisals must show that the aggregated value of the Substitute Properties is equal to or greater than the greater of the following:

(A)	The aggregated value of the Replaced Properties on the Effective Date.

(B)	The aggregated value of the Replaced Properties at the time of the Substitute Property Transfer request.

(x)
The Substitute Property Appraisals must show that each Substitute Property has a minimum condition rating of C4 and a minimum quality rating of Q5, provided that Lender may approve a condition rating of C5 in its discretion.

(xi)	Each Substitute Property must either be in (A) a Metropolitan Statistical Area (“MSA”) that contains at least five Mortgaged Properties as of the Effective Date or (B) an

Loan Agreement – Rider – SFR - Substitutions        Page 2

“Additional Permitted Substitute Property MSA” specified in Article I that will contain at least five Mortgaged Properties after the proposed Substitute Property Transfer.

(xii)
Any remaining Properties after the release of such Replaced Property must be in a MSA that contains at least five Mortgaged Properties after the proposed Substitute Property Transfer, which can include the Mortgaged Properties after the proposed Substitute Property Transfer.

(xiii)
Borrower must deposit with Lender such additional amount necessary to accumulate with Lender the entire sum required to pay, when due, Taxes, Insurance premiums, and HOA Fees for the Substitute Properties.

(xiv)
Borrower must perform any repairs that Lender determines are necessary with respect to any Substitute Property prior to the Substitute Property Transfer date and fund any additional Capital Replacement and Repair Reserves required by Lender related to the Substitute Properties on or prior to the Substitute Property Transfer date.

(xv)
Borrower, Pledgor, Guarantor, and any new Property Manager approved by Lender must execute such additional documents as Lender may require to evidence and acknowledge the Substitute Property Transfer (“Substitute Property Transfer Loan Documents”). Such Substitute Property Transfer Loan Documents will become part of the Loan Documents defined in Article XI.

(xvi)	Borrower must deliver to Lender on or prior to the Substitute Property Transfer date an opinion of counsel that meets the following requirements:

(A)	The counsel providing the opinion is acceptable to Lender.

(B)	The opinion is addressed to Lender.

(C)	The opinion is paid for by Borrower.

(D)	The opinion is in form and substance satisfactory to Lender.

(E)	The opinion confirms each of the following:

(1)	The Substitute Property Transfer Loan Documents were duly authorized, executed, and delivered by Borrower.

(2)
The execution and delivery of the Substitute Property Transfer Loan Documents and the performance by Borrower, Guarantor, and Pledgor (as applicable) of its obligations under such documents will not cause a breach or a default under any agreement, document, or instrument to which Borrower, Guarantor, or Pledgor (as applicable) is a party or to which it or the Mortgaged Properties are bound.

(xvii)	Lender must receive one or more lender’s policies of title insurance satisfactory to Lender with respect to each Substitute Mortgage Property.

(xviii)	Lender has had an opportunity to inspect each Substitute Property, and Borrower has provided such other information with respect to the Substitute Properties as Lender may require.

(xix)	Lender has received satisfactory evidence that each Substitute Property is insured in accordance with the requirements of the Loan Documents.

Loan Agreement – Rider – SFR - Substitutions        Page 3

(xx)	The Replaced Properties must be Transferred in exchange for value to a Person that is not the Pledgor or the Guarantor.

(xxi)
Borrower pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with the Substitute Property Transfer; provided, however, that Lender will not be entitled to collect a Transfer Processing Fee or a Transfer Fee.

(xxii)	Borrower satisfies any other conditions of Lender to meet Lender’s then-current underwriting requirements for single family rental.

(xxiii)	The Substitute Property Transfer shall occur after the first anniversary of the Closing Date.

(b)
Notwithstanding the foregoing, if the Loan is included in a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (a “REMIC Trust”), no substitution will be permitted unless (i) either (A) immediately after such substitution the ratio of the aggregate unpaid principal balance of the Loan to the aggregate value of the remaining Mortgaged Properties (as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC Trust, excluding the value of any personal property (other than fixtures) or going concern value, (if any)) is equal to or less than 125% or (B) the ratio of the unpaid principal balance of the Loan to the value of the Mortgaged Properties (including the Substitute Property or Substitute Properties and excluding the Replaced Property or Replaced Properties) will not be greater than the ratio of the unpaid principal balance of the Loan to the value of the Replaced Properties immediately before the release, or (ii) Lender receives an opinion of counsel acceptable to Lender that the substitution will not cause the REMIC Trust holding the Loan to fail to maintain its status as a REMIC Trust as a result of the substitution of the Substitute Property or Substitute Properties for the Replaced Properties.

E.    Article XI is modified to add the following definitions:
“Substitution Cap” – means the number of Mortgaged Properties set forth in Article I that are eligible for a Substitute Property Transfer under Section 7.07.

“Substitute Property” is defined in Section 7.07.

“Substitute Property Processing Fee” means a nonrefundable fee of $850 per proposed Substitute Property for Lender’s review of the proposed Substitute Property Transfer.

Loan Agreement – Rider – SFR - Substitutions        Page 4

Loan Agreement Rider - SFR
Condominium (Revised 12-01-2017)
A.    The following new Section 5.28 is added to the Loan Agreement:

5.28    Representations Regarding the Condominium

(a)
Partially-Owned Condominium. The Mortgaged Properties more fully described on Schedule 3 attached hereto ~~Mortgaged Property #______, with a street address of _______________ [, and commonly known as ____________]~~ (“Borrower Condominium Unit(s)”), are ~~is~~ a portion of the Condominium consisting of, as of the Closing Date, the Borrower Condominium Unit(s), and 1449 units that are owned by one or more Persons which are not Affiliates of Borrower.

(b)
Rights Under Condominium Instruments and Act. The Mortgaged Property granted, conveyed and assigned to Lender with respect to the Borrower Condominium Unit(s) includes all rights, easements, rights of way, reservations and powers of the Borrower under the Condominium Act and the Condominium Instruments in Borrower’s capacity as owner of the Borrower Condominium Unit(s) as well as any rights that Borrower may have, in any capacity, under the Condominium Act and the Condominium Instruments, specifically including all rights to approve any amendments to the Condominium Instruments.

(c)
No Sale or Encumbrance. None of the Borrower Condominium Unit(s) and no portion of the common elements comprising the Condominium and attributable to the Borrower Condominium Unit(s) have been sold, conveyed or encumbered or are subject to any agreement to convey or encumber.

B.    The following new Section 6.21 is added to the Loan Agreement:

6.21    Covenants Regarding the Condominium.

(a)
Condominium Units as Rental Apartment Project. Borrower will own, operate and maintain the Borrower Condominium Unit(s) in accordance with the terms of this Loan Agreement and operate the Borrower Condominium Unit(s) solely as a rental apartment project.

(b)
Modification of Condominium Instruments. Borrower will not vote to allow the Condominium Instruments to be modified or amended without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion.

(c)	Assessments. Borrower will pay when due all assessments for common charges, expenses and other amounts due to the Condominium Association.

(d)
Notices from Condominium Association. Borrower will immediately deliver to Lender a copy of any notice received by Borrower from the Condominium Association asserting that Borrower is in breach of any payment obligation or in default under the Condominium Instruments.

(e)
Replacement of Directors. Notwithstanding any other provision contained in this Loan Agreement, if Borrower controls the Condominium Association, and if a receiver is appointed pursuant to this Loan Agreement or otherwise, which receiver has authority to replace any director or trustee of the Condominium Association pursuant to the terms of the receivership order, then:

Loan Agreement Rider – SFR
Condominium            Page 1

(i)	Borrower will, if directed by Lender, cause any trustee or director of the Condominium Association to resign or otherwise be removed effective as of the date of such appointment, and

(ii)	Borrower agrees that such receiver may thereafter appoint any replacement trustee or director, to the extent permitted by the receivership order.

(f)
Distribution of Casualty or Condemnation Proceeds. If a casualty or condemnation results in distribution of proceeds to owners of the Condominium Units, all proceeds allocable to the Borrower Condominium Unit(s) will be deposited into any account established in connection with the Replacement Reserve Fund or other Imposition Reserve Deposits held by Lender to be disbursed in accordance with the provisions of this Loan Agreement.

(g)
Additional Insurance. Borrower will maintain insurance meeting the requirements of Section 6.10 with respect to the Borrower Condominium Unit(s), including each of the following, to the extent the Condominium Association insurance does not provide such coverage:

(i)	Common areas.

(ii)	Interior walls, the space between the interior walls and the exterior walls, and the floors and Fixtures.

(iii)
In the event of an insured loss, each Borrower Condominium Unit’s share of the deductible under the master policy held by the Condominium Association, which deductible share may be in the form of a special assessment levied on Condominium Unit owners by the Condominium Association.

(h)
Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s proxy and attorney-in-fact (which appointment will be deemed coupled with an interest) for and on its behalf to perform all the obligations of Borrower and to exercise all the rights and powers of Borrower under the Condominium Instruments without any liability to Borrower or third parties, unless such liability arises from Lender’s gross negligence or willful misconduct.

(i)
Borrower hereby instructs and grants and gives to Lender as Borrower’s attorney-in-fact, full power and authority to do and perform every act authorized, permitted, requisite or necessary to be done by Borrower under the provisions of the Condominium Instruments to all intents and purposes the same as Borrower might do. Borrower hereby ratifies and confirms all such acts that Lender lawfully does or performs by virtue of this appointment. Borrower acknowledges and agrees that the provisions set forth in this Section do not impose, burden or obligate Lender to do or perform any act whatsoever. Notwithstanding anything in this Section to the contrary, Lender may not exercise the rights and powers as Borrower’s attorney-in-fact prior to the occurrence of an Event of Default.

(j)
Nothing contained in this Loan Agreement is intended to or will be construed to constitute Lender as the Declarant under the Condominium Act and/or the Condominium Instruments or as an owner of the Condominium, a partner or joint venturer of Borrower.

C.	Section 8.01 of the Loan Agreement is modified by adding new subsections (t) and (u) as follows:

(t)
Borrower fails to perform any of its obligations under Section 6.21 (Covenants Regarding the Condominium) and such failure continues for 30 days after Borrower’s receipt of Notice, as set forth in this Loan Agreement; provided, however, the occurrence of either of the events set forth

Loan Agreement Rider – SFR
Condominium

below will constitute an immediate Event of Default and will not be subject to the Notice provisions set forth in this Loan Agreement:

(i)
Borrower terminates or revokes or attempts to terminate or revoke the appointment of Lender as Borrower’s attorney-in-fact either permanently or as to any election in the Condominium Act or Condominium Instruments.

(ii)	Borrower agrees to modify the terms of the Condominium Instruments without the prior written consent of Lender.

(u)
Lender, at its sole option and discretion, may declare all sums secured by the Security Instrument immediately due and payable and Lender may invoke any remedies permitted under this Loan Agreement if any of the following occurs:

(i)
Any provision of the applicable statutes pursuant to which the Condominium is established is held invalid and such invalidity would affect the lien of the Security Instrument, or impair the ability of Lender to enforce the lien of the Security Instrument or otherwise materially affect the rights of Lender under the Loan Documents.

(ii)
The Condominium becomes subject to an action for partition at the suit of any Condominium Unit owner or otherwise, and such action has been commenced and not dismissed within 30 days after commencement of such suit.

(iii)	A court of competent jurisdiction issues a final order determining that the Condominium is not considered a validly created condominium as established under the Condominium Act.

D.	Section 10.02 of the Loan Agreement is modified to add a new subsection (i) as follows:

(i)
Borrower agrees to indemnify and hold Lender harmless from and against all losses, costs, liabilities, or damages (including Attorneys’ Fees and Costs) arising out of Borrower’s failure to comply with any state or local law, ordinance, statute, or regulation promulgated by any Governmental Authority and covering the Condominium.

E.	The following definitions are added to Article XI of the Loan Agreement:

“Condominium” means the condominium regimes more fully described on Schedule 3 attached hereto ~~a condominium regime~~ established pursuant to the Declaration.

“Condominium Act” means the laws ~~codified in~~ more fully described on Schedule 3 attached hereto as amended from time to time.

“Condominium Association” means the association of owners of the Condominium.

“Condominium Instruments” means the Declaration, the bylaws (as modified and expanded) and plats which established the Condominium under the Condominium Act.

“Condominium Units” means the 1480 units in the Condominium.

“Declarant” is the Person that established the Condominium pursuant to the Declaration, or such Person’s successors and assigns.

“Declaration” means the condominium declarations more fully described on Schedule 3 attached hereto ~~_____________ dated ____________, as recorded in the official records of ________ County, State of __________, in ____________________,~~ which established the Condominium.

Loan Agreement Rider – SFR
Condominium

EXHIBIT B

Special Purpose Reserve Fund Release Conditions
None

Additional Capital Replacements
None

Priority Repairs
See attached.

Labor or Materialmen’s Claims (See Section 5.06)
None

1.    Section 3.03(b) is modified to read as follows:

(b)
Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3 of the Security Instrument, ~~and~~ the amount of all security deposits collected by Borrower from tenants then in residence and the amount of any unearned Rents that Borrower is permitted to receive and collect more than 30 days in advance under Section 6.05 of the Loan Agreement (by way of example, in the event that Borrower has collected Rents for 12 months from a tenant under a 12-month lease and there is an Event of Default in month 7 of the 12-month lease, Borrower shall be liable to Lender for 5 months of such Rent). This Section 3.03(b) will not apply if Borrower’s failure is a result of a valid order issued in, or an automatic stay applicable because of, bankruptcy, receivership, or a similar judicial proceeding.

2.    Section 3.03(i) is modified to read as follows:

(i)    If any Mortgaged Property is non-conforming under the applicable zoning laws, ordinances and/or regulations in the applicable Property Jurisdiction (“Zoning Code”), either of the following circumstances occurs following a casualty affecting the Mortgaged Property and the Borrower does not Transfer the Mortgaged Property to a third party pursuant to either Section 7.05(a) or Section 7.05(b):
(i)    The Improvements impacted by the casualty cannot be rebuilt or restored to their pre-casualty condition under the terms of the Zoning Code and the Mortgaged Property Insurance proceeds available to Lender under the terms of this Loan Agreement are insufficient to repay the Indebtedness in ~~full~~ an amount equal to the Allocated Loan Amount related to such Mortgaged Property.

(ii)
Borrower fails to commence and diligently pursue completion of any Restoration within the time frame required by both the Zoning Code and any permits issued pursuant to the Zoning Code which are necessary to allow the Restoration of such Mortgaged Property to its pre-casualty condition.

Loan Agreement – SFR    Page B-1

3.    Section 3.03(o) is added as follows:
(o)    any Casualty which is insured within the SIR Component of an SIR Policy.
4.    Section 4.01(a) is modified to read as follows:

(a)    Establishment of Reserve Funds. Each Reserve Fund marked in Article I as required or collected will be established on the Closing Date and funded in accordance with this Article IV. Upon Notice to Borrower following (i) an Event of Default, ~~or~~ (ii) a Transfer requiring Lender’s approval under Article VII, or (iii) placement of a Supplemental Loan in accordance with Section 10.21, Lender may require Borrower to establish and make deposits into any Reserve Fund marked in Article I as deferred.

5.    The following is added as Section 4.01(f) of the Loan Agreement

(f)	Supplemental Loan. If a Supplemental Loan is made in accordance with Section 10.21 and if the same Person is or becomes both Lender and Supplemental Lender, then:

(i)
Borrower assigns and grants to Lender a security interest in the Reserve Funds established in connection with the Supplemental Loan as additional security for all of Borrower’s obligations under the Note.

(ii)
It is the intention of Borrower that all amounts deposited by Borrower in connection with either the Loan Documents, the Supplemental Loan Documents, or both, constitute collateral for the Indebtedness, with the application of such amounts to such Indebtedness to be at the discretion of Lender.

6.    Section 4.02(c) is modified to read as follows:

(c)
Adjustments to Reserve Fund Deposits. If at any time the amount of the Tax Reserve Fund, the Insurance Reserve Fund or the HOA Reserve Fund held by Lender for payment of Taxes, Insurance premiums or HOA Fees exceeds the amount reasonably deemed necessary by Lender, then the excess will be credited against future payments into the applicable Reserve Fund. If at any time the amount of the Tax Reserve Fund, the Insurance Reserve Fund or the HOA Reserve Fund is less than the amount reasonably estimated by Lender to be necessary, then Borrower will pay to Lender the amount of the deficiency within ~~20~~ 30 days after Notice from Lender.

7.    The following is added as Section 4.02(f) of the Loan Agreement:

(f)    Temporary Deferral of Deposits for Insurance.  Notwithstanding anything in this Section 4.02 to the contrary, upon Notice to Borrower, Lender may revoke its deferral and require Borrower to make deposits into the Insurance Reserve Fund in accordance with Section 4.02(a) of the Loan Agreement (i) if Borrower does not timely pay Insurance premiums, (ii) if Borrower fails to provide timely proof to Lender of such payment, (iii) at any time during the existence of an Event of Default or (iv) upon placement of a Supplemental Loan in accordance with Section 10.21.

8.    Section 4.04(g)(iii) is modified to read as follows:

(iii)
If requested by Lender, Borrower must provide any other information, documents, lien waivers, certifications, or professional engineering reports regarding the work and the cost of such Capital Replacements or Priority Repairs. Lender, at its option, may retain a professional inspection engineer or other qualified third party to inspect any Capital Replacement or Priority Repair. If Lender retains such a third party, then it will charge Borrower an amount sufficient to pay all reasonable costs and expenses

Loan Agreement – SFR    Page B-2

charged by such third party inspector. Lender may, at its election, either deduct such cost from the Capital Replacement and Repair Reserve Fund or send Borrower a Notice of the amount of such charge, which Borrower must pay within ~~20~~ 30 days following its receipt of such Notice.

9.    Section 5.02 is modified to read as follows:

5.02
Condition of Mortgaged Properties. Except as Borrower may have disclosed to Lender in writing in connection with the issuance of the Commitment Letter (which written disclosure may be in certain written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the Effective Date), no Mortgaged Property has been damaged by fire, water, wind or other cause of loss, or, if so damaged, any previous damage to a Mortgaged Property has been fully restored, if such damage would result in an Individual Material Adverse Effect.

10.	Section 5.03 is modified to read as follows:

5.03
No Condemnation. No part of any Mortgaged Property has been taken in Condemnation or other similar proceeding, and, to the best of Borrower’s knowledge after due inquiry and investigation, no such proceeding is pending or threatened in writing for the partial or total Condemnation or other taking of a Mortgaged Property.

11.	Section 5.05(f) is modified to read as follows:

(f)
Borrower has received no actual or constructive notice of any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting any Mortgaged Property ~~or any property that is adjacent to any Mortgaged Property~~. Borrower has received no actual notice of any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting any property that is adjacent to any Mortgaged Property.

12.	Section 5.07(a) is modified to read as follows:

(a)
All Improvements and the use of each Mortgaged Property comply with all applicable statutes, rules, and regulations, including all applicable statutes, rules, and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning, and land use (“legal non-conforming” status with respect to uses or structures will be considered to comply with zoning and land use requirements for the purposes of this representation), except for any building code violation or similar type of violation, which would not result in an Individual Material Adverse Effect.

13.	Section 5.11 is modified to read as follows:

5.11	Leasing.

(a)
Each Property is either (i) leased by Borrower to and occupied by an Eligible Tenant pursuant to an Eligible Lease that is in full force and effect and is not in default in any material respect or (ii) in lease ready condition, meaning that the Mortgaged Property has been cleaned, no renovations or repairs to the Mortgaged Property are needed and the Mortgaged Property is immediately available to be leased to an Eligible Tenant.

Loan Agreement – SFR    Page B-3

(b)	No Loan Party, Affiliate of any Loan Party or any Immediate Family Member of any of the foregoing is in occupancy of a Mortgaged Property.

(c)	Borrower has delivered to Lender true and complete copies of all Leases, and there are no material oral agreements with respect thereto.

(d)
To Borrower’s and each Property Manager’s knowledge, each Mortgaged Property is being used exclusively as a residential rental property and no illegal activity is taking place at any Mortgaged Property.

(e)
No Person has any option, right of first refusal, or any similar preferential right to purchase all or any portion of any Mortgaged Property, whether pursuant to Lease or any other recorded or unrecorded document, except for those disclosed and approved pursuant to Section 5.10 above.

(f)
Borrower has maintained, or caused to be maintained, records of all documentation collected and all diligence performed in connection with any current or prospective tenant. In the event that Borrower causes another entity to maintain such materials, then Borrower shall (x) provide Lender the name and address of such entity and (b) ensure that Lender will be provided access to such materials as if they were being maintained by Borrower. Lender hereby acknowledges that, as of the Effective Date, HAVENBROOK PARTNERS, LLC, a Delaware limited liability company and ALTISOURCE SOLUTIONS S.À R.L., a Luxembourg private limited liability company are the entities that maintain such materials and Lender will be provided access to such materials.

14.    Section 5.12 is modified to read as follows:

5.12
No Prior Assignment; Prepayment of Rents. Borrower has (a) not executed any prior assignment of Rents (other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender or that is being paid off and discharged with the proceeds of the Loan), and (b) not performed any acts and has not executed, and will not execute, any instrument which would prevent Lender from exercising its rights under any Loan Document. At the time of execution of this Loan Agreement there has been no prepayment of any Rents for more than 30 days prior to the due dates of such Rents other than the last month’s Rent, if collected at the time a tenant enters into a Lease and Rent received and accepted by Borrower more than 30 days in advance of its due date for up to 5% of the total number of the Leases and no right to free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements have been given or are required to be given to any tenant.

15.    Section 5.14 is modified to read as follows:

5.14    Taxes and Other Charges Paid. Borrower has filed all federal, state, county, and municipal tax returns required to have been filed by Borrower, and has paid all Taxes and Other Charges which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessments with respect to such Taxes or Other Charges. To the best of Borrower’s knowledge after due inquiry and investigation, there are not presently pending any special assessments against any Mortgaged Property or any part of any Mortgaged Property. All information pertaining to real estate taxes submitted by or on behalf of Borrower to Lender in connection with the Loan is complete and accurate in all material respects.

16.    Section 6.01 is modified to read as follows:

Loan Agreement – SFR    Page B-4

6.01
Compliance with Laws. Borrower will at all times comply with all laws, ordinances, rules, regulations, and requirements of any Governmental Authority having jurisdiction over any Mortgaged Property and with the terms of all licenses and permits and all recorded covenants and agreements relating to or affecting any Mortgaged Property, including all laws, ordinances, regulations, requirements, and covenants pertaining to health and safety, construction of improvements on a Mortgaged Property, Repairs, Capital Replacements, fair housing, disability accommodation, zoning and land use, applicable building codes, special use permits, environmental regulations, Leases, and the maintenance and disposition of tenant security deposits), except for any building code violation or similar type of violation, which would not result in an Individual Material Adverse Effect. Borrower will at all times take appropriate measures to prevent, and will not engage in or knowingly permit, any illegal activities at or on any Mortgaged Property, including those that could endanger tenants or visitors, result in damage to any Mortgaged Property, result in forfeiture of any Mortgaged Property, or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in any Mortgaged Property. Borrower will at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 6.01.

17.    Section 6.05 is modified to read as follows:

6.05
Prepayment of Rents. Borrower will not collect any Rent more than 30 days in advance of its due date except that Borrower may receive and accept Rent more than 30 days in advance of its due date for up to 5% of the total number of the Leases; provided, that the foregoing restriction will not prevent Borrower from collecting both the first and last month’s rent contemporaneously with the execution of a Lease in accordance with customary residential leasing practices. Borrower will maintain a record of any Rents collected more than 30 days in advance, and make such record available to Lender upon request.

18.    Section 6.06 is modified to read as follows:

6.06
Inspection. Borrower authorizes Lender and its agents, representatives, and designees to enter, following advance written notice to Borrower, at any reasonable time (subject to applicable law, the terms of the related Eligible Leases provided such terms do not preclude any such inspection right and the rights of tenants), any portion of any Mortgaged Property to inspect, attend to Lender’s interests, and perform any of the acts that Lender is authorized to perform pursuant to the Loan Documents, including with respect to Restoration, Repairs, and Capital Replacements. Notice to Borrower will not be required in the case of an emergency or other exigent circumstances, as determined in Lender’s discretion, or when an Event of Default has occurred and is continuing.

19.    Section 6.07 is modified to read as follows:

6.07    Books and Records; Financial Reporting.

(a)	Maintenance of Books and Records.

(i)
Borrower will keep and maintain at all times at Borrower’s main business office or a Mortgaged Property Manager’s office, and upon Lender’s request will make available at such office, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Properties, and copies of all written contracts, Leases, and other instruments that affect any Mortgaged Property (“Books and Records”).

(ii)
The Books and Records will be kept in accordance with one of the following accounting methods, consistently applied, and Borrower will promptly provide Lender Notice of any change in Borrower’s accounting methods:

Loan Agreement – SFR    Page B-5

(A)	Generally accepted accounting principles (GAAP).

(B)
Tax method of accounting, provided that under the tax method of accounting, the accrual basis may be used for interest expense, real estate taxes and insurance expense, and the cash basis will be used for all other items, including income, prepaid rent, utilities and payroll expense. Financial statements may exclude depreciation and amortization.

(C)	Such other method that is acceptable to Lender.

(iii)
The Books and Records will be subject to examination and inspection by Lender ~~at any~~ during normal business hours with reasonable ~~time with or without~~ prior Notice to Borrower. Notice to Borrower will not be required in the case of an emergency or other exigent circumstances, as determined in Lender’s discretion, or when an Event of Default has occurred and is continuing.

(b)
Delivery of Borrower Financial Information – Annual Requirements. Within ~~90~~ 120 days after the end of each calendar year (or the end of Borrower’s fiscal year, if Borrower has adopted fiscal year financial reporting), Borrower will deliver to Lender an annual statement of income and expenses for Borrower’s operation of the Mortgaged Properties.

(c)
Delivery of Borrower Financial Information – Quarterly Requirement. Within ~~25~~ 60 days after the end of each calendar quarter each year (or the end of the second quarter of Borrower’s fiscal year, if Borrower has adopted fiscal year financial reporting), Borrower will deliver the following to Lender:

(i)	a Rent Schedule dated no earlier than the date that is 5 days prior to the end of such quarter.

(ii)	a quarterly statement of income and expenses for Borrower’s operation of the Mortgaged Properties.

(d)
Delivery of Borrower Financial Information – When Requested by Lender. Within ~~25~~ 30 days following a Notice from Lender including a request for such information, Borrower will deliver the following to Lender:

(i)	The Rent Schedule for any period specified by Lender.

(ii)
A statement of income and expenses for Borrower as of the end of (A) the quarter that ended at least ~~30~~ 60 days prior to the due date of the requested item, and/or (B) the fiscal year that ended at least ~~90~~ 120 days prior to the due date of the requested item.

(iii)
A balance sheet showing all assets and liabilities of Borrower as of the end of (A) the quarter that ended at least ~~30~~ 60 days prior to the due date of the requested item, and/or (B) the fiscal year that ended at least ~~90~~ 120 days prior to the due date of the requested item.

(iv)
An accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

Loan Agreement – SFR    Page B-6

(v)
A property management report for the Mortgaged Properties, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants for any period specified by Lender.

(vi)	Copies of Borrower’s state and federal tax returns, including current tax return extensions.

(vii)
Written updates on the status of all litigation proceedings that were disclosed or should have been disclosed by Borrower to Lender either (A) as of the Effective Date or (B) during the term of the Loan pursuant to Section 6.16, which shall expressly include the following litigation proceedings: (1) the lawsuit captioned Martin v. Altisource Residential Corporation, et. al., 15-cv-00024 filed in United States District Court of the Virgin Islands; (2) the lawsuit captioned City of Cambridge Retirement System v. Altisource Asset Management Corporation et al, 15-cv-00004 filed in United States District Court of the Virgin Islands; and (3) the lawsuit captioned Powell et al v. Ocwen Financial Corporation et al, 1:18-cv-01951-VSB filed in the United States District Court for the Southern District of New York.

(viii)
A statement that identifies all owners of any direct interest in Borrower and any Person(s) that Control(s) Borrower (except that the statement need not identify the owners of a publicly-traded entity). The statement must identify the percentage and type of ownership or Control interest held by each Person and must also identify any Non-U.S. Equity Holders.

(ix)
Such other financial information or property management information as Lender may require (including information on tenants under Leases if such information is available to Borrower and copies of bank account statements from financial institutions where funds owned or controlled by Borrower are maintained).

(e)
Delivery of Guarantor or Pledgor’s Financial Information – When Requested by Lender. Within ~~25~~ 30 days following a Notice from Lender including a request for such information, Borrower will cause Guarantor or Pledgor, as applicable, to deliver the following to Lender:

(i)
Its balance sheet and profit and loss statement (or if such party is a natural person, such party’s personal financial statements) as of the end of (A) the quarter that ended at least ~~30~~ 60 days prior to the due date of the requested items, and/or (B) the fiscal year that ended at least ~~90~~ 120 days prior to the due date of the requested items.

(ii)	If an Event of Default has occurred and is continuing, other ~~Other~~ financial statements as Lender may reasonably require. financial statements as Lender may reasonably require.

(iii)	Written updates on the status of all litigation proceedings that Guarantor or Pledgor, as applicable, disclosed or should have disclosed to Lender as of the Effective Date.

(iii)	If an Event of Default has occurred and is continuing, copies of Guarantor’s or Pledgor’s, as applicable, state and federal tax returns, including current tax return extensions.

Notwithstanding the foregoing, any requirement for Guarantor to deliver financial statements hereunder shall be deemed to be satisfied in the event such statements are filed with and

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available on the Securities and Exchange Commission’s EDGAR system or any other such system then in effect for the delivery of financial information and that is customarily used by publicly-traded entities.

(f)
Form of Financial Statements. All financial statements required under this Agreement should be prepared using the template available from Lender, which may be revised from time to time, or in a format otherwise acceptable to Lender.

(g)
Certification of Statements; Audited Financials. A natural person having authority to bind Borrower, Guarantor, or Pledgor, as applicable, will certify each of the statements, schedules and reports required by Sections 6.07(b)-(f) to be complete and accurate. Each of the statements, schedules and reports required by Sections 6.07(b)-(f) will be in such form and contain such detail as Lender may reasonably require. At any time when an Event of Default has occurred and is continuing, or at any time that Lender reasonably determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or the Mortgaged Properties, Lender also may require that any of the statements, schedules or reports listed in Sections 6.07(b)-(f) be audited at Borrower’s expense by an independent certified public accountant acceptable to Lender.

(h)
Failure to Timely Provide Financial Statements. If Borrower fails to provide in a timely manner the statements, schedules and reports required by Sections 6.07(b)-(f), then Lender will give Notice to Borrower specifying the statements, schedules and reports required by Sections 6.07(b)-(f) that Borrower has failed to provide. If Borrower has not provided the required statements, schedules and reports within 10 Business Days following such Notice, then (i) Borrower will pay a late fee of $500 for each late statement, schedule or report, plus an additional $500 per month that any such statement, schedule or report continues to be late, and (ii) Lender will have the right to have Borrower’s Books and Records audited, at Borrower’s expense, by an independent certified public accountant acceptable to Lender.

(i)
Reporting Upon Event of Default. If an Event of Default has occurred and is continuing, then Borrower will deliver to Lender upon written demand true and accurate copies of all Books and Records and other instruments that affect the Mortgaged Properties.

(j)	Credit Reports. Borrower authorizes Lender to obtain a credit report on Borrower at any time.

20.    Section 6.09(d)(iii) is modified to read as follows:

(iv)
Displacing or relocating tenants to undertake or complete any Repair, Capital Replacement, or other Property Improvements, unless such displacement or relocation is required by law or would not result in an Individual Material Adverse Effect.

21.    Section 6.09(g) is modified to read as follows:

(g)
Inspection of Mold. If Lender reasonably determines that Mold has or may have developed as a result of a water intrusion event or leak, then Lender may require that a professional inspector inspect the applicable Mortgaged Property to confirm whether Mold has developed and, if so, thereafter as frequently as Lender determines is necessary until any issue with Mold and its cause(s) are resolved to Lender’s satisfaction. Such inspection will be limited to a visual and olfactory inspection of the area that has experienced the Mold, water intrusion event or leak. Borrower will be responsible for the cost of each such professional inspection and any remediation deemed to be necessary as a result of the professional inspection.

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22.    Section 6.09(h) is modified to read as follows:

(h)
Property Management.    Borrower will provide for professional management of the Mortgaged Properties by one or more Property Managers at all times under property management agreements approved by Lender in writing. Without Lender’s prior consent, Borrower will not cancel or modify any property management agreement in any material respect, except that Borrower and a Property Manager may renew a property management agreement on identical economic terms and substantially similar non-economic terms. Borrower will cause each Property Manager to execute an Assignment of Management Agreement with Borrower and Lender, in a form acceptable to Lender. If at any time Lender consents to the appointment of one or more new Property Managers, each such new Property Manager(s) and Borrower will, as a condition of Lender’s consent, execute an Assignment of Management Agreement in a form acceptable to Lender. As of the Effective Date, Borrower has confirmed that each Property Manager is not on any Prohibited Parties List. Borrower will confirm at the time of entering into or renewing any property management agreement that each Property Manager is not on any Prohibited Parties List.

23.    Section 6.10(k) is modified to read as follows:

(k)	Borrower’s Rights Following a Casualty. Subject to Section 6.10(j), and provided no Event of Default has occurred and is continuing, following a casualty, Borrower may take the following actions:

(i)
If a casualty results in damage to any Mortgaged Property for which the cost of Repairs required to complete the Restoration will be equal to or less than $40,000 ~~$20,000~~, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the Insurance proceeds are used solely for the Restoration of the applicable Mortgaged Property.

(ii)
If a casualty results in damage to any Mortgaged Property for which the cost of Repairs required to complete the Restoration will be more than $40,000 ~~$20,000~~, but less than 50% of the Release Amount for the Mortgaged Property, Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender will, at its option, hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property.

(iii)
If a casualty results in damage to the Mortgaged Property for which the cost of Repairs required to complete the Restoration will be equal to or greater than 50% of the Release Amount for the Mortgaged Property, Borrower must obtain the consent of Lender prior to making any proof of loss or adjusting or compromising the claim, and Lender will, at its option, hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property.

24.    The following is added as new Section 6.10(q):

(q) SIR Policy. Provided Guarantor, either directly or indirectly, through any subsidiary of Guarantor, owns at least 15,000 single-family rental units, Borrower’s obligations to maintain or cause to be maintained, the Insurance coverage required under this Section 6.10 may be satisfied under a blanket policy (an “SIR Policy”) that contains a self-insured retention component which is required to be paid by the insured with respect to an insured Casualty, before the insurer is obligated to pay any amounts

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under the SIR Policy (such self-insured retention component is herein the “SIR Component”). The SIR Component shall be in an amount not to exceed $750,000 (the “SIR Component Limit Amount”), provided however, that the SIR Component may be increased to an amount not to exceed $3,000,000 (the “Extended SIR Component Limit Amount”), upon satisfaction of the following conditions:

(i)
Guarantor shall separately segregate and maintain on its balance sheet in cash or cash equivalents, the amount by which the SIR Component exceeds the SIR Component Limit Amount (the “SIR Component Differential”);

(ii)	Any such SIR Component Differential shall be separate from and shall be in addition to, Guarantor’s liquidity requirements under the Guaranty; and

(iii)	Any and all losses incurred by Lender as a result of the SIR Policy exceeding the SIR Component Limit Amount shall be recourse to the Borrower under Section 3.03 of this Loan Agreement.

(iv)
Within 30 days following a Notice from Freddie Mac including a request for such information, Borrower will cause Guarantor to deliver evidence acceptable to Freddie Mac that the terms and conditions of this Section 6.10(q) have been satisfied.

25.    Section 6.12(e) is modified to read as follows:

(e)
Remedial Work. If any investigation, site monitoring, containment, clean-up, Restoration or other remedial work (“Remedial Work”) is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property, or is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, then Borrower will, by the earlier of (i) the applicable deadline required by Hazardous Materials Law, or (ii) 30 days after Notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and must in any event complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, then Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower will reimburse Lender ~~on demand~~ within 15 days of receipt of invoice for the cost of doing so. Any reimbursement due from Borrower to Lender will become part of the Indebtedness as provided in Section 8.02.

26.    Section 6.13(a)(vii) is modified to read as follows:

(vii)
Borrower will not incur or assume any debt other than the Indebtedness and any further indebtedness as described in Section 10.21 with regard to Supplemental Instruments, except that Borrower is permitted to incur unsecured trade payables that are necessary for owning and operating the Mortgaged Property (“Trade Payables”). The Trade Payables:

(1)    Must not be evidenced by a promissory note.

(2)    Must be paid within 60 days of the date incurred.

Loan Agreement – SFR    Page B-10

(3)    In the aggregate, at any one time, must not exceed 3% of the Loan Amount.

Pledgor will not incur or assume any debt.

27.	Section 6.13(a)(ix) is modified to read as follows:

(ix)
It will identify its assets on its financial statements separate from those of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation will be made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) such assets will also be listed on Borrower’s own separate balance sheet.

28.    The following is added as Section 7.01(l) of the Loan Agreement:

(l)	A Supplemental Instrument that complies with Section 10.21.

29.	The following is added as Section 7.01(m) of the Loan Agreement:

(m)
A Transfer of a Mortgaged Property with Lender’s consent subject to Borrower’s satisfaction of the conditions set forth in Section 7.05(a) in order to cure a breach of a representation or warranty pursuant to Article V.

30.    The following is added as Section 7.03(e) of the Loan Agreement:

(e) REIT Mergers. The (i) conversion of RHA 1 Inc. into RHA 1 REIT LLC; (ii) conversion of RHA 2 Inc. into RHA 2 REIT LLC; (iii) conversion of RHA 3 Inc. into RHA 3 REIT LLC; (iv) merger of RHA 1 LLC and RHA 1 Birmingham LLC into RHA Equity Owner 1 LLC; (v) merger of RHA 2 LLC and RHA 2-SW FL LLC into RHA Equity Owner 2 LLC; (vi) merger of RHA 3 LLC into RHA Equity Owner 3 LLC; (vii) the merger of RHA Equity Owner 1 LLC into RHA 1 REIT LLC; (viii) the merger of RHA Equity Owner 2 LLC into RHA 2 REIT LLC; (ix) the merger of RHA Equity Owner 3 LLC into RHA 3 REIT LLC; and/or (x) the merger of RHA 1 REIT LLC, RHA 2 REIT LLC, and RHA 3 REIT LLC into FYR SFR Purchaser, LLC (collectively, “REIT Mergers” and each a “REIT Merger”) provided that each of the following conditions is satisfied:

(i)    Borrower provides Lender organizational charts and documents reflecting the structure of Borrower prior to and after any REIT Merger within 30 days of the completion of such REIT Merger.

(ii)    At the time of any REIT Merger, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(ii)    Borrower pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with any REIT Merger; provided, however, that Lender will not be entitled to collect a Transfer Fee and Lender will not be entitled to collect a Transfer Processing Fee for any REIT Merger completed within 30 days of the Effective Date.

31.    Section 7.05(a)(iii) is modified to read as follows:

(iii)	No more than ~~two~~ four Release Property Transfers can occur in a calendar year.

Loan Agreement – SFR    Page B-11

32.    The following is added as Section 7.06(h) of the Loan Agreement:

(h)	If any Supplemental Instrument is outstanding, Borrower has obtained the consent of each Supplemental Lender, if different from Lender.

33.    The following is added as Section 8.01(t) and 8.01(u) of the Loan Agreement:

(t)	Guarantor fails to comply with the provisions of the Section of the Guaranty entitled “Minimum Net Worth/Liquidity Requirements.”

(u)
Any Event of Default occurs under (i) the Supplemental Note, the Supplemental Instrument or any other Sup mental Loan Document, or (ii) any loan document related to another loan in connection with the Mortgaged Properties.

34.    Section 9.02(a) is modified to read as follows:

(a)
General Indemnity. Borrower agrees to indemnify, hold harmless and defend Lender, including any custodian, trustee and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, any prior owner or holder of the Note, the Loan Servicer, any prior Loan Servicer, the officers, directors, shareholders, partners, employees and trustees of each of the foregoing, and the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, “Indemnitees”) against any and all losses, claims, damages, liabilities, and expenses, including Attorneys’ Fees and Costs, which may be imposed or incurred by any of them directly or indirectly arising out of, or in any way relating to, or as a result of: (i) any failure of any Mortgaged Property to comply with the laws, regulations, ordinances, codes or decrees of any Governmental Authority, including those pertaining to the Americans with Disabilities Act, zoning, occupancy and subdivision of real property, (ii) failure of Borrower or any Borrower Principal to comply with the Economic Sanction Laws or AML Laws, or (iii) any obligation of Borrower under any Lease, and (iv) any accident, injury or death to any natural person on any Mortgaged Property or any damage to personal property located on any Mortgaged Property, except that ~~no such party~~ the Indemnitees will not be indemnified from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such ~~party~~ the Indemnitees.

35.	Section 10.10 of the Loan Agreement is modified to read as follows:

10.10	Disclosure of Information; Authorization to Publicly Use Loan Information.

(a)
Borrower acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, ownership, purchase, participation or Securitization (if applicable) of the Loan, including any of the Rating Agencies, any entity maintaining databases on the underwriting and performance of commercial mortgage loans, as well as governmental regulatory agencies having regulatory authority over Lender, any and all information which Lender now has or may hereafter acquire relating to the Loan, a Mortgaged Property, Borrower or any Guarantor, as Lender determines necessary or desirable and that such information may be included in disclosure documents in connection with a Securitization (if applicable) or syndication of participation interests, including a prospectus, prospectus supplement, offering memorandum, private placement memorandum or similar document (each, a “Disclosure Document”) and also may be included in any filing with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act. To the fullest extent permitted under applicable

Loan Agreement – SFR    Page B-12

law, Borrower irrevocably waives all rights, if any, to prohibit such disclosure, including any right of privacy.

(b)
Borrower agrees that Lender may publicly use, at Lender’s discretion, ~~photographs of the Mortgaged Property, and~~ basic transaction information (for example, the number of units in a Mortgaged Property and the Loan Amount) relating to the Loan. Notwithstanding the foregoing, Lender shall not be permitted to publicly use the name of Borrower, Pledgor, Guarantor, any Borrower Principal or any Person that is an Affiliate of Borrower, Pledgor, Guarantor, or any Borrower Principal without Borrower’s prior written consent.

Notwithstanding anything to the contrary contained in this Section 10.10, Lender shall not be permitted to make any disclosure pursuant to this Section 10.10 before the earlier of (i) the date Borrower files its Form 8-K with the Securities and Exchange Commission in connection with the Loan; or (ii) the date that is five (5) days after the closing of the Loan.

36.    Section 10.14 of the Loan Agreement is modified to read as follows:

10.14
Lender’s Rights to Sell or Securitize. Borrower acknowledges that Lender, and each successor to Lender’s interest, may (without prior Notice to Borrower or Borrower’s prior consent), sell or grant participations in the Loan (or any part of the Loan), sell or subcontract the servicing rights related to the Loan, securitize the Loan or place the Loan in a trust. Borrower, at its expense, agrees to cooperate with all requests of Lender in connection with any of the foregoing including taking the following actions:

(a)	Executing any financing statements or other documents deemed necessary by Lender or its transferee to create, perfect or preserve the rights and interest to be acquired by such transferee.

(b)	Delivering revised organizational documents, counsel opinions and executed amendments to the Loan Documents satisfactory to the Rating Agencies.

(c)
Providing updated financial information with appropriate verification through auditors’ letters, if required by Lender. (If Lender requires that Borrower’s updated financial information be accompanied by appropriate verification through auditors’ letters, then Lender will reimburse Borrower for the costs which Borrower reasonably incurs in connection with obtaining such auditors’ letters.)

(d)	Providing updated information on all litigation proceedings affecting Borrower or any Borrower Principal as required in Section 6.16.

(e)
Reviewing information contained in any Disclosure Document and providing a mortgagor estoppel certificate, written confirmation of Borrower’s indemnification obligations under this Loan Agreement, and such other information about Borrower, any Guarantor, any Pledgor, any Property Manager, or the Mortgaged Properties as Lender may require for Lender’s offering materials.

Notwithstanding anything set forth above in this Section 10.14, Borrower will not be required to execute any document that changes the interest rate, the Maturity Date, the Prepayment Charge, the Yield Maintenance Period, or the Amortization Period set forth in the Note, or that modifies or amends any essential economic terms of the Loan. Borrower’s and Guarantor’s out-of-pocket expenses (exclusive of indemnification costs and expenses) under this Section 10.14 shall not exceed $25,000.

Loan Agreement – SFR    Page B-13

37.    The following is added as Section 10.21 of the Loan Agreement:

10.21	Supplemental Financing.

(a)
This Section will apply only if at the time of any application referred to in Section 10.21(b), Freddie Mac has in effect a product described in its Multifamily Seller/Servicer Guide under which it purchases supplemental mortgages encumbering single family rental properties that meet specified criteria (“Supplemental Mortgage Product”). For purposes of this Section 10.21 only, the term “Freddie Mac” will include any affiliate or subsidiary of Freddie Mac.

(b)
After the first anniversary of the date of this Loan Agreement but before the eighth anniversary of the date of this Loan Agreement, Freddie Mac will consider an application from an originating lender that is generally approved by Freddie Mac to sell mortgages to Freddie Mac under the Supplemental Mortgage Product (“Approved Seller/Servicer”) for the purchase by Freddie Mac of a proposed indebtedness of Borrower to the Approved Seller/Servicer to be secured by Supplemental Instruments on the Mortgaged Properties. Freddie Mac will purchase the Supplemental Loan secured by the Mortgaged Properties if each of the following conditions is satisfied:

(i)
At the time of the proposed Supplemental Loan, no Event of Default may have occurred and be continuing and no event or condition may have occurred and be continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(ii)	Borrower and the Mortgaged Properties must be acceptable to Freddie Mac under its Supplemental Mortgage Product.

(iii)	New loan documents must be entered into to reflect the Supplemental Loan, such documents to be acceptable to Freddie Mac in its discretion.

(iv)
The Supplemental Loan may not cause the combined debt service coverage ratio of the Mortgaged Properties after the making of the Supplemental Loan to be less than the Minimum DSCR. As used in this Section, the term “combined debt service coverage ratio” means, with respect to the Mortgaged Properties, the ratio of:

(A)	the annual net operating income from the operations of the Mortgaged Properties at the time of the proposed Supplemental Loan, to

(B)	the aggregate of the annual principal and interest payable on all of the following:

(I)	the Indebtedness under this Loan Agreement (using a 30 year amortization schedule), and

(III)	the proposed “Indebtedness” for the Supplemental Loan (using a 30 year amortization schedule).
The annual net operating income of the Mortgaged Properties will be as determined by Freddie Mac in its discretion considering factors such as income in place at the time of the proposed Supplemental Loan and income

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during the preceding 12 months, and actual, historical and anticipated operating expenses. Freddie Mac will determine the combined debt service coverage ratio of the Mortgaged Properties based on its underwriting. Borrower will provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations.

(v)
The Supplemental Loan may not cause the combined loan to value ratio of the Mortgaged Property after the making of the Supplemental Loan to exceed the Maximum Combined LTV, as determined by Freddie Mac. As used in this Section, “combined loan to value ratio” means, with respect to the Mortgaged Properties, the ratio, expressed as a percentage, of:

(A)	the aggregate outstanding principal balances of all of the following:

(I)	the Indebtedness under this Loan Agreement, and

(III)	the proposed “Indebtedness” for the Supplemental Loan,
to

(B)	the value of the Mortgaged Properties.
Freddie Mac will determine the combined loan to value ratio of the Mortgaged Properties based on its underwriting. Borrower will provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations. In addition, Freddie Mac, at Borrower’s expense, may obtain MAI appraisals of the Mortgaged Properties in order to assist Freddie Mac in making the determinations under this Section. If Freddie Mac requires appraisals, then the value of the Mortgaged Properties that will be used to determine whether the Maximum Combined LTV has been met will be the lesser of the appraised values set forth in such appraisals or the value of the Mortgaged Properties as determined by Freddie Mac.

(vi)	Borrower’s organizational documents are amended to permit Borrower to incur additional debt in the form of the Supplemental Loan (Lender will consent to such amendment(s)).

(vii)
One or more Persons acceptable to Freddie Mac executes and delivers to the Approved Seller/Servicer a Guaranty in a form acceptable to Freddie Mac with respect to the exceptions to non-recourse liability described in Freddie Mac’s form promissory note, unless Freddie Mac has elected to waive its requirement for a Guaranty.

(viii)	The loan term of the Supplemental Loan will be coterminous with the Loan or longer than the Loan, in Freddie Mac’s discretion.

(ix)	Reserved.

(x)	The interest rate of the Supplemental Loan will be determined by Freddie Mac in its discretion.

(xi)	Lender enters into an intercreditor agreement (“Intercreditor Agreement”) acceptable to Freddie Mac and to Lender for the Supplemental Loan.

Loan Agreement – SFR    Page B-15

(xii)
Borrower’s payment of fees and other expenses charged by Lender, Freddie Mac, the Approved Seller/Servicer, and the Rating Agencies (including reasonable Attorneys’ Fees and Costs) in connection with reviewing and originating the Supplemental Loan.

(xiii)
Commencing on the date that the Supplemental Loan is originated and continuing for so long as the Supplemental Loan is outstanding, Lender may require Borrower to establish and make deposits into any Reserve Fund marked in Article I as deferred. Such deposits will be credited to the payment of any such required deposits under the Supplemental Loan.

(xiv)
If any covenants, conditions and restrictions affecting the Mortgaged Properties provide for a lien for any assessments or other unpaid amounts, Borrower will provide satisfactory evidence that such lien will be subordinate to the lien of the Supplemental Instrument.

(xv)	All other requirements of the Supplemental Mortgage Product must be met, unless Freddie Mac has elected to waive one or more of its requirements.

(c)	No later than 5 Business Days after Lender’s receipt of a written request from Borrower, Lender will provide the following information to an Approved Seller/Servicer:

(i)	The then-current outstanding principal balance of the Indebtedness.

(ii)	Payment history of the Indebtedness.

(iii)	Whether any Reserve Funds are being collected on the Indebtedness and the amount of each such Reserve Fund deposit as of the date of the request.

(iv)	Whether any Repairs, Capital Replacements or improvements or rental achievement or burn-off guaranty requirements are existing or outstanding under the terms of the Indebtedness.

(v)	Copies of the most recent inspection reports for the Mortgaged Properties.

(vi)	Whether any modifications or amendments have been made to the Loan Documents for the Indebtedness since origination of the Indebtedness and, if applicable, a copy of such modifications and amendments.

(vii)	Whether to Lender’s knowledge any Event of Default exists under the Indebtedness.
Lender will only be obligated to provide this information in connection with Borrower’s request for a Supplemental Loan from an Approved Seller/Servicer. Notwithstanding anything in this Section to the contrary, if Freddie Mac is the owner of the Note, this Section 10.21(c) is not applicable.

(d)	Lender will have no obligation to consent to any mortgage or Lien on the Mortgaged Properties that secures any indebtedness other than the Indebtedness, except as set forth in this Loan Agreement.

(e)	If a Supplemental Loan is made to Borrower, Borrower agrees that the terms of the Intercreditor Agreement will govern with respect to any distributions of excess

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proceeds by Lender to the Supplemental Lender, and Borrower agrees that Lender may distribute any excess proceeds received by Lender pursuant to the Loan Documents to Supplemental Lender pursuant to the Intercreditor Agreement.
38.    The following definitions are added to Article XI of the Loan Agreement:
“Approved Seller/Servicer” is defined in Section 10.21(b).
“Home Sharing Activities” means short-term rentals of units that are marketed through a peer-to-peer online marketplace or a home sharing platform (such as Airbnb, VRBO, HomeAway, Booking.com, and other similar platforms).
“Individual Material Adverse Effect” means a significant detrimental effect on: (a) the ability of Borrower to use all or any part of a Mortgaged Property in the manner in which the Mortgaged Property is being used on the Effective Date, (b) operation of the subject Mortgaged Property as a residential rental property, or (c) value of the subject Mortgaged Property.

“Intercreditor Agreement” is defined in Section 10.21(b).
“Maximum Combined LTV” means 70%.
“Minimum DSCR” means 1.30:1.
“Prepayment Charge” is defined in the Note.
“Supplemental Indebtedness” the Indebtedness evidenced by the Supplemental Note(s) and secured by the Supplemental Instrument(s) for the benefit of Supplemental Lender(s), if any.
“Supplemental Instrument” means, for each Supplemental Loan (whether one or more), if any, the Security Instrument executed to secure the Supplemental Note for that Supplemental Loan.
“Supplemental Lender” means, for each Supplemental Loan (whether one or more), if any, the lender named in the Supplemental Instrument for that Supplemental Loan and its successors and/or assigns.
“Supplemental Loan” means any loan that is subordinate to the Indebtedness.
“Supplemental Loan Documents” means, for each Supplemental Loan (whether one or more), if any, all documents relating to the loan evidenced by the Supplemental Note for that Supplemental Loan.
“Supplemental Mortgage Product” is defined in Section 10.21(a).
“Yield Maintenance Period” is defined in the Note.

39.	The definition of “Eligible Lease” in Article XI of the Loan Agreement is modified to read as follows:
“Eligible Lease” means, unless otherwise approved by Lender, a written Lease that satisfies all of the following characteristics:

(i)     It is on a form approved by Lender.

(ii)	It is executed by an Eligible Tenant and Borrower, or Property Manager on behalf of Borrower (or, in the case of a Lease existing on the Closing Date, such Lease has been assigned to Borrower).

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(iii)	It has a rental rate and terms consistent with existing local market rates and terms.

(iv)
As of the date the Lease was executed, the Lease had an initial term of at least 6 months and not more than 2 years; provided, however, not more than 5% in the aggregate of all Eligible Leases may be for an initial term of less than 6 months but at least 1 month.

(v)	It complies with all applicable law in all material respects and includes all disclosures required by applicable law.

(vi)	It covers 100% of the square footage of the applicable Mortgaged Property or Unit.

(vii)	It does not include any purchase option, right of refusal, right of first offer or other similar interest in any Property in favor of any Tenant or other Person.

(viii)
It provides Borrower the right to enter, at any reasonable time (subject to applicable law), any portion of the applicable Mortgaged Property or Unit to inspect the applicable Mortgaged Property or Unit.

(ix)	It will not be used for full-time or part-time Home Sharing Activities.

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